Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE ("Agreement"), made as of March 29, 2021 (the "Effective Date"), by and between 555 N Research Corporation, a New York corporation, having an office at 355 South Technology Drive, Central Islip, NY 11722 ("Seller"), and Steel K, LLC, a Delaware limited liability company, having an office at c/o Steel Equities, 999 South Oyster Bay Road, Suite 200, Bethpage, New York 11714 (“Purchaser").

WHEREAS, Seller is the owner of certain real property located at 555 N. Research Place, Central Islip, NY 11722 (a/k/a District 0500; Section 164.00; Block 04.00; Lot 007.001), more fully described on Exhibit A attached hereto (the “Land”), and (ii) the buildings and other improvements (individually and collectively the “Improvements”) located on the Land (the Land and the Improvements located thereon are referred to herein as the “Property”); and

WHEREAS, Purchaser desires to purchase the Property from Seller, and Seller desires to sell the Property to Purchaser, in accordance with the terms, covenants and conditions of this Agreement.

W I T N E S S E T H :

NOW THEREFORE, in consideration of the promises made and exchanged herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby covenant and agree as follows:

1.    Agreement to Sell and Purchase.

1.1.    Seller agrees to sell and convey and Purchaser agrees to purchase and acquire the Property subject to and in accordance with this Agreement.

1.2    For purposes of this Agreement, the term Property shall include the following:

(i)    all right, title and interest of Seller in and to (a) any land lying in the bed of any publicly-dedicated street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof, (b) any award to be made in lieu thereof, and (c) any award hereafter made for damage to the Land by reason of the change of grade of any street. Seller shall execute and deliver to Purchaser at the Closing (as hereinafter defined), or thereafter, on demand all proper instruments for the conveyance of such title and the assignment and collection of any such award;

(ii)    all strips and gores, if any, abutting or adjoining the Land;

(iii)    all easements, bridges, rights of way, licenses, privileges, hereditaments and appurtenances, if any, as part of or inuring to the benefit of the Land; and

(iv)    all right, title and interest of Seller, if any, in and to the plans, specifications and all fixtures attached or appurtenant to or relating to the Improvements.

1.3    For purposes of this Agreement, “appurtenances” shall include all right, title and interest of Seller, if any, in and to (i) all licenses, permits, certificates of occupancy and other approvals issued by any state, federal or local authority relating to the use, maintenance or operation of the Property or the fixtures, machinery or equipment included in this sale to the extent that they may be transferred or assigned; (ii) all warranties or guaranties, if any, applicable to the Property, to the extent such warranties or guaranties are assignable; (iii) all tradenames, trademarks, servicemarks, logos, copyrights and goodwill relating to or used in connection with the operation of the Property, if any, and (iv) all air rights and development rights.

2.    Purchase Price and Payment.

2.1.    The purchase price (the "Purchase Price") payable to Seller for the Property is Twenty Four Million Three Hundred Sixty Thousand ($24,360,000.00) Dollars. The Net Purchase Price (as hereinafter defined) shall be paid to Seller at the Closing by wire transfer in Current Funds (as hereinafter defined) to the Escrow Agent. As used herein, the term “Net Purchase Price” shall mean the Purchase Price less the Downpayment (as hereinafter defined) and subject to such apportionments, adjustments and credits as are provided in Sections 6 and 12 hereof.

2.2.    The Purchase Price is payable as follows:

2.2.1.    Purchaser shall pay the sum of One Million Two Hundred Eighteen Thousand ($1,218,000.00) Dollars (the “Downpayment”), not later than one (1) business day after the date hereof, by wire transfer of immediately available federal funds (“Current Funds”), to Ruskin Moscou Faltischek, P.C., as escrow agent (“Escrow Agent”) to the following account:

2.2.2.    The balance of the Purchase Price in the amount of Twenty Three Million One Hundred Forty Two Thousand ($23,142,000.00) Dollars, subject to the prorations, credits and payments specified in this Agreement, shall be paid at the Closing (as hereinafter defined), by Current Funds to Seller or Seller’s order.

2.3.    The Downpayment shall be held in escrow by Escrow Agent and disbursed in accordance with the terms and conditions of this Agreement. If Purchaser fails to deposit the Downpayment with the Escrow Agent as herein provided, Seller may, at its option, terminate this Agreement, in which event neither Seller nor Purchaser shall have any further rights, duties or obligations hereunder except for provisions of this Agreement which expressly survive the termination of this Agreement. Seller may direct the Escrow Agent to deposit the Downpayment in an interest bearing money market escrow account and any interest earned on the Downpayment shall be deemed to be part of the Downpayment and shall be paid together with the principal portion of the Downpayment, it being understood and agreed that any interest earned on the Downpayment shall not be credited to the Purchase Price upon the Closing and shall, upon the Closing, be and remain the property of Seller. The Deposit shall be held subject to the terms of Article 24 of this Agreement. The Downpayment shall be completely non-refundable to Purchaser except as otherwise expressly provided in this Agreement.

2.4.    (a) Purchaser expressly agrees and acknowledges that Purchaser's obligations hereunder are not in any way conditioned upon or subject to Purchaser obtaining financing of any type or nature whatsoever, whether by way of debt, equity investment, or otherwise (“Financing”) to consummate the transaction contemplated hereby. While this Agreement is not contingent upon Purchaser obtaining Financing, Seller shall, at no cost, expense or liability to Seller, reasonably cooperate with Purchaser’s Institutional Lender (as identified in Real Property Law Section 274-a) providing Financing at Closing, provided, (i) such Financing shall not modify or alter this Agreement, (ii) Seller shall not be required to incur any expense or make any repairs or alterations in connection with such Financing, (iii) Seller shall not be required to obtain or provide additional agreements or other documents in connection with such Financing, (iv) such Financing shall not delay the Closing, and (v) Purchaser’s failure to obtain such Financing shall not relieve Purchaser from any obligations under this Agreement.

(b)          At the request of Purchaser, Seller agrees to request that the holder (the “Existing Lender”) of the existing mortgage(s) encumbering the Property (the “Existing Mortgage”), assign the lien of the Existing Mortgage to Purchaser’s lender at the Closing; provided, however, it being expressly understood that the assignment by the Existing Lender of the Existing Mortgage to Purchaser’s lender shall not be a condition precedent to the obligation of Purchaser to Close hereunder, nor shall the refusal or inability of the Existing Lender to assign the Existing Mortgage give Purchaser a reason or a right not to Close hereunder. Purchaser further expressly acknowledges and agrees that (i) no such assignment or request for an assignment shall delay the Closing, and (ii) this Agreement does not contain any financing (or mortgage) contingency, either express or implied.  Purchaser shall be responsible for and shall pay all fees charged by the Existing Lender and the IDA for such assignment, including, without limitation, the legal fees and expenses of the Existing Lender’s attorneys, the IDA’s attorney, as well as all recording and filing costs in connection with such assignment.  Purchaser acknowledges that Purchaser has been advised that the IDA may not permit the Existing Mortgage to be assigned. If the Existing Mortgage is assigned to Purchaser’s lender at Closing, the Existing Mortgage (as assigned and amended, modified and/or consolidated) shall be a Permitted Exception under this Agreement and Seller shall be released from all further liability thereunder. The obligations of Purchaser pursuant to this Section 27.10 shall survive the Closing

2.5.    Purchaser and Seller agree that the entire Purchase Price shall be allocated to the Property. The value of any personal property that is included in the transaction contemplated by this Agreement is de minimis, and no part of the Purchase Price is allocable thereto. The parties shall execute all forms required to be filed for tax purposes with any taxing authority in a manner consistent with such allocation.

3.    Exceptions to Title; Title Matters.

3.1.    Seller shall transfer and Purchaser shall accept fee simple title to the Property in accordance with the terms of this Agreement, subject to the following matters (collectively, the "Permitted Exceptions"):

3.1.1.    All presently existing and future liens for unpaid real estate taxes, PILOT payments, water charges and sewer rents as of the Closing Date, subject to adjustment as provided below.

3.1.2.    All present and future zoning, building, environmental and other laws, ordinances, codes, rules, restrictions and regulations of all governmental authorities having jurisdiction with respect to the Property, including, without limitation, landmark designations and all zoning variances and special exceptions, if any (collectively, "Laws and Regulations").

3.1.3.    All recorded covenants, restrictions, reservations and easements, and all agreements for the erection and/or maintenance of water, gas, steam, electric, telephone, sewer or other utility pipelines, poles, wires, conduits or other like facilities, and appurtenances thereto, over, across and under the Property (collectively, "Rights") provided that the same are not violated by the Improvements and the present use of the Property and provided further that if any such matters contain a reversion clause, the Title Company insures that any future violation shall not result in a reversion of title.

3.1.4.    Any state of facts shown in the survey prepared by Schnepf & Murrell, P.C. dated November 6, 2017, last updated May 7, 2018, and any additional facts that would be disclosed by a survey of the Property, provided such state additional facts do not render title uninsurable in accordance with this Agreement without additional premium.

3.1.5.    Consents presently existing of record by the Seller or any former owner of the Property for the erection of any structure or structures on, under or above any street or streets on which the Property may abut.

3.1.6.    Possible minor (less than one (1) foot) encroachments and/or projections of stoop areas, roof cornices, window trims, vent pipes, cellar doors, steps, columns and column bases, flue pipes, signs, piers, lintels, window sills, fire escapes, satellite dishes, protective netting, sidewalk sheds, ledges, fences, coping walls (including retaining walls and yard walls), walkways, landscaping parking areas, curbing, sprinklers, driveways, fences, light poles, signs, air conditioners and the like, if any, on, under or above any street or highway, the Property or any adjoining property, provided that the Title Company omits any “out of possession” exception relating thereto.

3.1.7.    Minor variations between tax lot lines and lines of record title.

3.1.8.    Standard conditions, exclusions and exceptions to title contained in the ALTA owner’s form of title policy approved in New York.

3.1.9.    Any financing statements, chattel mortgages, encumbrances or mechanics' or other liens entered into by, or arising from, any financing statements filed more than five (5) years prior to the Closing and any financing statements, chattel mortgages, encumbrances or mechanics' or other liens filed against property no longer on the Property, provided that the Title Company shall omit or insure over such exceptions in Purchaser's title insurance policy.

3.1.10.    The following leases and the rights of tenants to possession of portions of the Property in accordance with the leases:

(a)      that certain lease dated November 23, 2020 (the “Eastside Lease”) by and between the Seller, as landlord, and Elm Freight Handlers Inc., D/B/A Elm Global Logistics, as tenant; and

(b)    that certain lease dated May 31, 2019, as extended by notice of the exercise of the second lease option from tenant Seller dated November 19, 2020 (the “Westside Lease”), by and between Seller, as landlord, and Elm Freight Handlers Inc., D/B/A Elm Global Logistics, as tenant.

The Eastside Lease and the Westside Lease are collectively referred to as the “Leases”.

3.1.11.    Rights, if any, relating to construction, maintenance and operation of public utility lines, wires, poles, cables, pipes, distribution boxes and other equipment and installations on, over and under the Property.

3.1.12.    Real estate taxes, PILOT payments, water charges and sewer rents, if any, not yet due and payable and subject to apportionment as provided herein;

3.1.13.    Covenants and Restrictions as recorded in Liber 11461 Page 401 and Liber 11556 Page 48 in the Suffolk County Clerk’s Office.

3.1.14.    Covenants and Restrictions as recorded in Liber 11774 Page 188 and Liber 11774 Page 189 in the Suffolk County Clerk’s Office.

3.1.15.    Telephone Easement recorded as Liber 11566 Page 517 in the Suffolk County Clerk’s Office.

3.1.16.    Right of Way as recited in Liber 11844 Page 879 in the Suffolk County Clerk’s Office.

3.1.17.    Sewer Line Easement as recorded in Liber 8360 Page 280 in the Suffolk County Clerk’s Office.

3.1.18.    Sewer Easement as recorded in Liber 11191 Page 530 and Liber 11185 Page 585 in the Suffolk County Clerk’s Office.

3.1.19.    Grant of Easement and Option to Purchaser Agreement dated July 24, 1997, recorded August 6, 1997 recorded in Liber 11844 Page 878 in the Suffolk County Clerk’s Office.

3.2.    Purchaser agrees to order a title commitment for the Property (the “Title Report”) from Stewart Title Insurance Company (the “Title Company”), and Purchaser shall direct the Title Company to furnish to Seller’s attorney simultaneously with the transmittal to Purchaser’s attorney a copy of the Title Report and all supplements (each a “Supplement”) thereto. If Purchaser shall fail to notify Seller’s attorney on or before the expiration of the Environmental Diligence Period (or on or prior to the Closing Date with respect to matters first raised by the Title Company in a continuation report first delivered at Closing), of the existence of any defect, lien or encumbrance (each a “Title Defect” and collectively, the “Title Defects”) other than a Permitted Exception, Purchaser shall be deemed to have waived its right to object to such Title Defects. Such notice shall include a description of the Title Defects objected to by Purchaser. For purposes of this Agreement, delivery of the Title Report to Seller’s attorney shall be deemed to satisfy the notice requirement above.

3.3.    Notwithstanding any provision to the contrary contained in this Agreement, with respect to any matter which the Title Company may raise as an exception to title in the Title Report, if First American Title Insurance Company, Chicago Title Insurance Company, Fidelity National Title Insurance Company or Commonwealth Land Title Insurance Company would be willing to, as applicable, (i) insure against collection or enforcement of same out of the Property, or (ii) insure that no prohibition of the present use of the Property will result therefrom, in each instance, without additional charge to Purchaser, then same shall constitute a Permitted Exception hereunder, even if the Title Company named in Section 3.2 is not willing to so insure. For purposes of this Agreement, the term “Title Company” shall include any title company described in the preceding sentence that is willing to so insure title.

3.4.    (a) If, at the Closing, Seller fails or is unable to convey to Purchaser title to the Property subject to and in accordance with the provisions of this Agreement, Seller shall be entitled, upon written notice delivered by email or fax to Purchaser’s attorney, to reasonable adjournments of the Closing Date to enable Seller to convey such title, provided such adjournments shall not exceed sixty (60) days in the aggregate. No action taken by Seller shall be an admission that Seller is unable to convey title to the Property in accordance with this Agreement. Except for Seller’s willful default, if Seller does not so elect to adjourn the Closing, or if Seller has adjourned the Closing Date for an additional period and following all of Seller’s adjournments, Seller is unable to convey title subject to and in accordance with the provisions of this Agreement, Purchaser may terminate this Agreement by written notice delivered on or promptly after the date scheduled for the Closing, as last adjourned by Seller, in which event the Escrow Agent shall repay to Purchaser the Downpayment (as hereinafter defined) and reimburse Purchaser for reasonable title search fees (without insurance) and reasonable survey costs, subject to Section 24 hereof, and this Agreement shall thereupon be deemed terminated and of no further effect, and neither party hereto shall have any obligations of any nature to the other hereunder or by reason hereof, except that the provisions of Sections 5.8, 13, 24, 25 and 26 hereof shall survive such termination. Except as otherwise expressly provided in this Agreement, Seller shall not be required to take or bring any action or proceeding or any other steps to remove any Title Defect in or objection to title or to fulfill any condition precedent to Purchaser's obligations under this Agreement or to expend any moneys therefor, nor shall Purchaser have any right of action against Seller therefor, at law or in equity.

(b)          Notwithstanding the foregoing provisions of this Section 3, Seller shall satisfy and discharge (or cause the Title Company to insure over) all Voluntary Liens (as hereinafter defined) on or prior to the Closing Date. The term “Voluntary Liens” shall mean liens and other encumbrances which Seller has knowingly and intentionally placed on the Property, or any part thereof, or with respect to which Seller has taken an affirmative action that directly results in the placement of same against the Property, or any part thereof, including, without limitation, any and all (i) mechanics’ liens and/or materials relating to work performed or alleged to be performed at the Property; (ii) recapture of benefit payments or other penalties or charges, if any, owing to the Town of Islip Industrial Development Agency as a result of the sale of the Property and/or termination of the IDA Lease; (iii) mortgages recorded for money borrowed by Seller; and (iv) any encumbrance of title created by Seller following the Effective Date.

3.5.    If at the Closing there are any liens or encumbrances on the Property which are not Permitted Exceptions and which Seller is obligated by this Agreement or elects to pay and discharge, Seller may use any cash portion of the Purchase Price for the Property to satisfy the same. Purchaser, if request is made within a reasonable time prior to the Closing, agrees to provide at the Closing separate certified or official bank checks as requested, aggregating the amount of the cash balance of the Purchase Price, to facilitate the satisfaction of any such liens or encumbrances. Any judgments, mortgage liens, other encumbrances, encroachments or any other defects may be, and shall be deemed satisfied upon Seller depositing with the Title Company funds sufficient to satisfy same in full, together with the cost of recording the satisfaction instrument(s) and/or causing a Title Company to insure title to the Property.

3.6.    Notwithstanding anything in Section 3.4 above to the contrary, Purchaser may at any time Close title to the Property irrespective of the condition of the Seller’s title to the Property as it exists on the Closing Date without reduction of the Purchase Price or any credit or allowance on account thereof or any claim against Seller. The acceptance of the Deed by Purchaser shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Agreement, except for such matters which are expressly stated in this Agreement to survive the Closing, to the limit of such survival.

3.7.    The amount of any unpaid taxes, assessments, PILOT payments, water charges and sewer rents affecting the Property on the Closing Date which the Seller is obligated to pay and discharge, with interest and penalties if any, may at the option of Seller be paid by the Seller, or by Purchaser out of the balance of the Purchase Price, if official bills therefor with interest and penalties thereon figured to said date are furnished to or obtained by the Title Company at the Closing for payment thereof and the Title Company is willing to insure against collection or enforcement of same out of the Property.

3.8.    If the Property shall, at the time of the Closing, be subject to any liens for transfer, inheritance, estate, franchise or other similar taxes, judgments or any encumbrances or other Title Defects which would be grounds for Purchaser to terminate this Agreement, the same shall not be deemed an objection to title provided that, at the time of the Closing, either (a) the Seller delivers to the Title Company at the Closing the amount required to satisfy the same and delivers to Purchaser and/or the Title Company at the Closing instruments in recordable form (and otherwise in form reasonably satisfactory to the Title Company in order to omit the same as an exception to its title policy) sufficient to satisfy and discharge of record such liens and encumbrances together with the cost of recording or filing such instruments, or (b) the Title Company will otherwise issue or bind itself to issue a policy which will insure against collection thereof from or enforcement thereof against such Property.

3.9.    If Property does not have a certificates of occupancy or completion, or, if there are any variances between such certificates and the actual state or uses of the Property, the same shall not be deemed to be an objection to title.

3.10.     Seller will comply with all notes or notices or violations of law or municipal ordinances, orders or requirements noted in or issued by any federal, State, County or other local governmental agency or department having jurisdiction as to lands, housing, buildings, fire, health and labor conditions (collectively the “Violations”) affecting the Property on the Effective Date. The Property shall be transferred free of the Violations at Closing. Seller shall pay all fines and penalties assessed or imposed for such Violations and Seller shall pay any fines and penalties assessed or imposed for any Violations on the Closing Date. This Section 3.10 shall survive Closing.

4.          Closing.

4.1.    The closing of title in accordance with this Agreement (the “Closing”, the actual date of the Closing being herein referred to as the “Closing Date”) shall take place on the date which is thirty (30) days after the expiration of the Environmental Diligence Period. TIME SHALL BE OF THE ESSENCE with respect to all of Seller’s and Purchaser's obligations under this Agreement, subject however, to Seller’s right to adjourn the Closing in accordance with this Agreement and Purchaser shall have the one-time right to extend the Closing Date for a period of sixty (60) days, by delivering written notice to Seller of such extension not later than five (5) days prior to the scheduled Closing Date and delivering to the Escrow Agent an additional One Million Two Hundred Eighteen Thousand ($1,218,000.00) Dollars (the “Extension Downpayment”) within one (1) business day after delivery of such notice. For purposes of this Agreement, the Downpayment shall include the Extension Downpayment.

4.2.    The Closing shall occur at the offices of Title Company or at such other location as may be mutually agreed upon by Seller and Purchaser. The parties intend that the Closing will not be attended in person by representatives of the parties. Rather, the Closing shall occur by; (a) delivery of the Closing Documents by the Seller and Purchaser to the Title Company in escrow on or before the scheduled date of Closing, and (b) Purchaser shall deposit funds in the amount of the Net Purchase Price, plus or minus applicable prorations, with the Title Company in a closing escrow account with a bank satisfactory to both Purchaser and Seller. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct Title Company to immediately record and deliver the Closing Documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

5.          Environmental Diligence Period; As Is.

5.1.    During the period (the “Environmental Diligence Period”) commencing on the Effective Date and ending 5:00 PM on the thirtieth (30th) day following the Effective Date, Purchaser shall have the right to have a Phase I environmental site assessment conducted at the Property by a duly licensed environmental consultant, during normal business hours on reasonable notice to Seller. Seller has heretofore provided Purchaser with a copy of the phase I Environmental Site Assessment prepared by The Vertex Companies, Inc. dated October 30, 2017 (the “Vertex Phase I”). Purchaser acknowledges that Purchaser has reviewed the Vertex Phase I and is satisfied with the environmental condition of the Property as described in the Vertex Phase I. If Purchaser’s Phase I investigation discloses the existence of new recognized environmental conditions that are not in the Vertex Phase I (“New REC’s”), Purchaser shall have the right to investigate such New REC’s in a Phase II investigation. Purchaser acknowledges that the Vertex Phase I has been provided by Seller as a courtesy and Purchaser is relying exclusively upon its own independent investigation and evaluation of every aspect of the Property and not on any materials or information furnished by Seller.

5.1.1.     Any access to the Property required by Purchaser in connection with the inspection of the Property contemplated hereunder (i) must be upon written notice to Seller (which notice may be delivered electronically to Seller’s attorney at: bweinstock@rmfpc.com with a copy to Seller at: tmcneill@cvdequipment.com) and during reasonable business hours, and (ii) at all times Purchaser and its representatives may be accompanied by a representative of Seller when at the Property. Purchaser shall repair all damage caused to the Property arising or resulting from such inspection.

5.1.2.    Purchaser shall not, and shall not permit its employees, consultants, engineers, contractors, representatives and agents to, conduct any soil test or sampling, boring, digging or any other invasive investigation of the Property or the Improvements, including, without limitation a Phase II environmental investigation (collectively, “Testing”) without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed. If Seller consents thereto, Purchaser shall (a) furnish to Seller property damage and commercial general liability insurance policies with combined single limit coverage amounts not less than $2,000,000.00 per event, irrespective of the number of events in any year, prior to commencing any such Testing and shall, upon completion thereof, restore promptly, at Purchaser’s own cost and expense, the Property to its condition existing prior to such Testing, and (b) at all times be accompanied by a representative of Seller when at the Property.

5.1.3.    Purchaser shall indemnify, defend and hold Seller harmless from and against all loss, liability, cost and expense (including, without limitation, reasonable attorney’s fees and disbursements) arising out of or in connection with the acts of Purchaser, its representatives, partners, shareholders, agents, employees, licensees, invitees, contractors and consultants in connection with any inspection and/or Testing conducted at the Property. This indemnity shall survive Closing and termination of this Agreement.

5.1.4.    Purchaser shall promptly provide Seller with complete copies of all tests, reports, laboratory results and other information obtained by Purchaser from its consultants, engineers and others concerning the inspection, Testing and the environmental condition of the Property.

5.2.    If Purchaser’s Testing determines that there has been a release of “Hazardous Materials” (hereinafter defined) on the Property that requires remediation (“Remediation”) in accordance with applicable “Environmental Laws” (hereinafter defined) Purchaser shall cause the Remediation to be performed following the Closing and Seller shall reimburse Purchaser for up to the first One Hundred Thousand ($100,000.00) Dollars of the costs of the Remediation (the “Remediation Costs”), and Purchaser shall pay the next Fifty Thousand ($50,000.00) Dollars of the Remediation Costs. If Seller receives notice from the Purchaser before the expiration of the Environmental Diligence Period that the reasonably estimated Remediation Costs are reasonably expected to exceed One Hundred Fifty Thousand ($150,000.00) Dollars, then Purchaser may terminate this Agreement by giving a Termination Notice in accordance with Section 5.5, provided however, that Seller may nullify Purchaser’s Termination Notice by giving Purchaser notice within ten (10) days following Seller’s receipt of the Termination Notice, in which case Seller shall pay all Remediation Costs in excess of One Hundred Fifty Thousand ($150,000.00) Dollars.

5.3.    Purchaser shall use all information concerning the presence of Hazardous Materials affecting the Property (“Confidential Information”) only for purposes of evaluating the Property in connection with its purchase thereof in accordance with the terms of this Agreement. Purchaser further agrees that prior to the Closing, Purchaser shall not disclose the Confidential Information to anyone other than Purchaser and to the Transaction Parties (as hereafter defined in Section 25) and who (i) have a need to review the Confidential Information for the purpose of advising Purchaser on the suitability of the Property for purchase, (ii) have been informed in writing of the confidential nature of such information and (iii) have agreed to receive and use all Confidential Information in accordance with the provisions of this Section 5.3. Notwithstanding the foregoing, to the extent that Purchaser is required to disclose the Confidential Information by Laws or Regulations or pursuant to a subpoena, court order or other legal proceeding, Purchaser shall promptly notify Seller of such legally required disclosure. Purchaser shall cooperate with Seller’s counsel in any appeal or challenge to such disclosure. If no protective order or similar relief is obtained, Purchaser shall (i) disclose only that portion of the Confidential Information that it is legally obligated to disclose, (ii) exercise reasonable efforts to obtain reliable assurances that the disclosed information will be kept confidential, and (iii)  provide Seller with a copy of the information to be disclosed before the same is disclosed to any third party.

5.4.    If this Agreement is terminated, (i) Purchaser shall use commercially reasonable efforts to (i) destroy all Confidential Information which is in tangible form, including any copies Purchaser has made and other embodiments thereof, and (ii)  destroy all extracts, summaries and compilations thereof and references thereto which are in Purchaser’s notes, documents, databases or other records (whether prepared by Purchaser or by Seller), and in either case Purchaser will certify in writing to Seller that it has done so.

5.5.    A notice of termination (“Termination Notice”) that may be given pursuant to Section 5, shall be in writing and given to Seller (which notice may be delivered electronically to Seller’s attorney at: bweinstock@rmfpc.com with a copy to Seller at: tmcneill@cvdequipment.com) and must be received by Seller on or before the expiration of the Environmental Diligence Period. If a Termination Notice is timely received by Seller’s attorney, this Agreement shall thereupon terminate and shall be of no further force or effect, except for those matters that expressly survive the termination of this Agreement, the Escrow Agent shall return the Downpayment to Purchaser in accordance with Section 24 hereof. TIME SHALL BE OF THE ESSENCE WITH RESPECT TO PURCHASER’S ACTIONS PURSUANT TO THIS SECTION 5. If Purchaser’s Termination Notice is not received by Seller’s attorney prior to the expiration of the Environmental Diligence Period, Purchaser shall be deemed to have irrevocably waived the right to cancel this Agreement as provided in this Section 5.

5.6.    Purchaser represents that Purchaser is an experienced and sophisticated purchaser of commercial and industrial real estate projects such as the Property and that prior to the Effective Date, it has conducted such investigations, examinations, inspections and analyses of the Property as Purchaser deems appropriate, except as otherwise set forth herein concerning a Phase I investigation and Testing.

5.7.    Except as otherwise provided in this Agreement, Purchaser acknowledges and agrees that it is purchasing the Property in “AS IS, WHERE IS” AND “WITH ALL FAULTS, LIABILITIES, AND DEFECTS, LATENT OR OTHERWISE, KNOWN OR UNKNOWN” condition, based on its condition as of the Effective Date, reasonable wear and tear (loss by casualty or condemnation excepted), with no right of set-off or reduction in the Purchase Price, and that, except for the Seller’s representations expressly set forth in this Agreement, such sale shall be without representation or warranty of any kind, express or implied, all of which are renounced by Seller and waived by Purchaser. Purchaser specifically acknowledges that, except for the Seller’s representations expressly set forth in this Agreement, Purchaser is not relying on any representations or warranties of any kind whatsoever, express or implied, from Seller, any other party, broker or other agent representing or purporting to represent Seller as to any matters concerning the Property including: (i) the income from or value of the Property; (ii) any income to be derived from the Property; (iii) the suitability of the Property for any and all activities and uses which Purchaser may conduct thereon, including the possibilities for further development of the Property or construction thereon; (iv) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property or any Improvements thereon; (v) the manner, quality, state of repair or lack of repair of the Property (including the roof, foundation, HVAC systems or any other component of the Property or any improvements thereon); (vi) the nature, quality or condition of the Property, including with respect to water conditions, soil, geological or geotechnical condition (including soil expansiveness, corrosivity, or stability, or seismic, hydrological, geological and topographical conditions and configurations, including, without limitation, any opinions or conclusions of any soils engineer(s) retained to perform geotechnical and/or soils studies or to oversee any soils engineering aspects of developing the Property); (vii) the compliance of or by Seller, the Property, or its operation with any Laws and Regulations; (viii) the manner or quality of the construction or materials incorporated into the Property; (ix) compliance with Environmental Laws or land use laws, rules, regulations, orders, codes or requirements, including the Americans with Disabilities Act of 1990; (x) the presence or absence of radon gas, methane gas, asbestos any other Hazardous Materials at, on, under, or adjacent to the Property; (xi) the conformity of any improvements to any plans or specifications, including any plans and specifications that may have been or may be provided to Purchaser; (xii) the conformity of the Property to past, current or future applicable zoning or building requirements; (xiii) deficiency of any undershoring; (xiv) deficiency of any drainage; (xv) the fact that all or a portion of the Property may be located on or near an earthquake fault line or in or near an earthquake or seismic hazard zone; (xvi) the existence of vested land use, zoning or building entitlements affecting the Property; (xvii) water rights or the availability of or access to water; (xviii) the presence or suitability of any utilities or availability thereof; (xix) the current or future real estate tax liabilities, assessments or valuations of the Property, (xx) the potential qualification of the Property for any and all benefits conferred by Federal, state or municipal laws, whether for subsidies, special real estate tax treatment, insurance, mortgages, or any other benefits, whether similar or dissimilar to those enumerated, (xxi) the present and future condition and operating state of any and all machinery or equipment on the Property and the present or future structural and physical condition of the Improvements or their suitability for rehabilitation or renovation, (xxii) the ownership or state of title of any personal property on the Property, (xxiii) the completeness or accuracy of any information provided to Purchaser by the Seller or the Seller Related Parties (hereinafter defined); (xxiv) any matters relating to the Leases or the tenants; (xxv) any knowledge that the Seller may have relating to the Property that it has, or has not, shared with Purchaser; or (xxvi) any other matter relating to the Property, the Leases or the tenants or to the development, construction, operation, or sale of the Property. Purchaser further acknowledges and agrees that Seller is not under any duty to make any affirmative disclosures or inquiry regarding any matter which may or may not be known to Seller, and Purchaser, for itself and for its successors and assigns, hereby expressly waives and releases Seller from any such duty that otherwise might exist. Purchaser is and will be relying strictly and solely upon its own inspections and examinations and the advice and counsel of its own consultants, agents, legal counsel and officers and Purchaser is fully satisfied that the Purchase Price is fair and adequate consideration for the Property.

5.8.    Seller disclaims all warranties of any kind or nature whatsoever (including warranties of habitability and fitness for particular purposes), whether expressed or implied, with respect to the presence of Hazardous Materials on, above or beneath the Land (or any parcel in proximity thereto) or in any water on or under the Property. The Closing shall be deemed to constitute an express waiver of Purchaser's right to cause Seller to be joined in any action brought under any Environmental Laws. The term "Hazardous Materials" means (a) those substances included within the definitions of any one or more of the terms "hazardous materials", "hazardous wastes", "hazardous substances", "industrial wastes", and "toxic pollutants", as such terms are defined under the Environmental Laws, or any of them, (b) petroleum and petroleum products, including, without limitation, crude oil and any fractions thereof; (c) natural gas, synthetic gas and any mixtures thereof, (d) asbestos and or any material which contains any hydrated mineral silicate, including, without limitation, chrysotile, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable, (e) polychlorinated biphenyl ("PCBs") or PCB-containing materials or fluids, (f) radon, (g) any other hazardous or radioactive substance, material, pollutant, contaminant or waste, and (h) any other substance with respect to which any Environmental Law or governmental authority requires environmental investigation, monitoring or remediation. The term "Environmental Laws" means all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, in each case as amended or supplemented from time to time, including, without limitation, all applicable judicial or administrative orders, applicable consent decrees and binding judgments relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface, water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §§ 9601 et seq.), the Hazardous Material Transportation Act, as amended (49 U.S.C. §§ 1801 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. §§ 136 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S. §§ 6901 et seq.), the Toxic Substance Control Act, as amended (15 U.S.C. §§ 2601 et seq.), the Clean Air Act, as amended (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. §§ 1251 et seq.), the Occupational Safety and Health Act, as amended (29 U.S.C. §§ 651 et seq.), the Safe Drinking Water Act, as amended (42 U.S.C. §§ 300f et seq.), any state or local counterpart or equivalent of any of the foregoing, and any federal, state or local transfer of ownership notification or approval statutes. Purchaser acknowledges and agrees that the waivers, releases, and other provisions contained in Section 5 are a material factor in Seller’s acceptance of the Purchase Price and that Seller is unwilling to sell the Property to Purchaser unless Seller is released as expressly set forth above. Purchaser has fully reviewed the disclaimers, releases and waivers set forth in this Agreement and understands and accepts the significance and effect thereof.

5.9.    Purchaser releases Seller, the Seller Related Parties and their respective successors and assigns from and against any and all claims which Purchaser or any party related to or affiliated with Purchaser (each, a "Purchaser Related Party") has or may have arising from or related to any matter or thing related to or in connection with the Property, and if any Remediation is required after the Closing Date, it shall be performed at the sole cost and expense of Purchaser and Purchaser shall not seek reimbursement or compensation from Seller on account thereof in excess of the amounts set forth in this Agreements. This release shall be given full force and effect according to each of its express terms and provisions, including those relating to unknown and unsuspected claims, damages and causes of action. The provisions of this Section 5.9 shall survive the termination of this Agreement.

5.10.    This Section 5 shall survive Closing and termination of this Agreement and shall not be deemed to have merged into any of the documents executed or delivered at the Closing.

6.      Apportionments.

6.1.     At the Closing, the following items shall be apportioned between the parties as of 11:59 PM on the day preceding the Closing Date. Any errors in the apportionments pursuant to this Section 6 shall be corrected by appropriate re-adjustment between Seller and Purchaser after the Closing, provided that notice of any such error, with supporting calculations, shall be given by Purchaser to Seller or by Seller to Purchaser, as the case may be, no later than ninety (90) days after the Closing (if ascertainable within such period); it being understood and agreed that if any such items or errors are not ascertainable at the Closing or within ninety (90) days thereafter, the apportionment shall be made after the Closing within a reasonable time when the charge or error is determined. All apportionments shall be made in the manner recommended by the Customs in Respect to Title Closings of the Real Estate Board of New York, Inc., and there shall be no other apportionments. The items to be apportioned are:

6.1.1.     Payments in lieu of taxes (“PILOT”) and special assessments levied or imposed upon the Property in respect of the current fiscal year of the applicable taxing authority in which the Closing Date occurs (the "Current Tax Year"), on a per diem basis based upon the number of days in the Current Tax Year prior to the Closing Date (which shall be allocated to Seller) and the number of days in the Current Tax Year on and after the Closing Date (which shall be allocated to Purchaser). If the Closing shall occur before the tax rate for the Current Tax Year is fixed, the apportionment of PILOT payments and real estate taxes shall be upon the basis of the tax rate for the next preceding fiscal period applied to the latest assessed valuation. Promptly after the new tax rate is fixed for the fiscal period in which the Closing takes place, the apportionment of PILOT payments and real estate taxes shall be recomputed. If any assessments levied or imposed upon the Property are payable in installments, the installment for the Current Tax Year shall be prorated in the manner set forth above and Purchaser hereby assumes the obligation to pay any such installments due on and after the Closing Date. Purchaser acknowledges that (i) the Property is leased to the Town of Islip Industrial Development Agency, (ii) PILOT payments may terminate as of the Closing Date, and (iii) the Property will be restored to the real estate tax rolls and Purchaser shall be solely responsible for the payment of such restored real estate taxes as of the Closing Date.

6.1.2.    To the extent reimbursable by existing tenants under the Leases, charges and fees due under contracts for the supply to the Property of heat, steam, electric power, gas and light and telephone, if any, in respect of the billing period of the related service provider in which the Closing Date occurs (the "Current Billing Period") on a per diem basis based upon the number of days in the Current Billing Period prior to the Closing Date (which shall be allocated to Seller) and the number of days in the Current Billing Period on and after the Closing Date (which shall be allocated to Purchaser) and assuming that all charges are incurred uniformly during the Current Billing Period (it being agreed that all deposits, if any, made by Seller as security under any such public service contracts shall be credited to Seller if such amounts remain on deposit after the Closing for the benefit of Purchaser; provided, however, that Seller shall be entitled in its sole discretion to receive a refund of such security deposits directly from any such service provider without credit to Purchaser).

6.1.3.    Any charges or fees for transferable licenses and permits for the Property.

6.1.4.    Fuel, if any, then stored at the Property on the basis of Seller’s last cost therefor, including sales tax, as evidenced by a current written statement of Seller's fuel oil supplier, which statement shall be conclusive as to quantity and cost.

6.1.5.    [Intentionally omitted].

6.1.6.    Rents and additional rents (collectively “Rents”) under the Leases on an “if, as and when” collected basis. Rents collected by Seller or Purchaser after the Closing Date from tenants who owe Rents for periods prior to the Closing Date shall be applied (a) first, in payment of Rents due for all periods following the Closing Date, (b) second, in payment of Rents due for the calendar month in which the Closing Date occurs, and (c) third, in payment of Rents due for all periods prior to the Closing Date. Each such amount, less reasonable collection costs, shall be adjusted and prorated as provided above. From and after the Closing Date, Purchaser shall use commercially reasonable efforts (but shall not be required to commence litigation or terminate the related Lease) to collect from tenants any Rents that are delinquent as of the Closing Date, and upon request shall deliver to Seller updated collection reports on a monthly basis. Seller shall reimburse Purchaser’s reasonable fees and expenses incurred in such collection efforts authorized by Seller.

6.1.7.    All other items customarily apportioned in connection with the sale of commercial real estate in the State of New York.

6.1.8.    If there are water meters on the Property, Seller shall endeavor to furnish readings to a date not more than thirty (30) days prior to the Closing Date, and the unfixed meter charges and the unfixed sewer rents, if any, based thereon for the intervening time shall be apportioned on the basis of such last readings. If Seller fails or is unable to obtain such readings, the Closing shall nevertheless proceed and the parties shall apportion the meter charges and sewer rents for the Property on the basis of the last readings and bills received by Seller for the Property, provided that (i) such last readings and bills are dated not more than sixty (60) days prior to the Closing Date, and the same shall be appropriately readjusted after the Closing on the basis of the next subsequent bills, and (ii) Seller deposits sufficient funds in escrow with the Title Company to insure payment after Closing.

6.2.    The provisions of this Section 6 shall survive the Closing; provided, however, that any re-prorations or re-apportionments shall be made as and when required under Section 6.1 above.

7.            Representations and Warranties of the Parties. Certain Covenants.

7.1.    Seller represents to Purchaser that the following are true and correct on the date hereof and on the Closing Date:

7.1.1.    Seller has the requisite power and authority to enter into and to perform the terms of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of Seller. This Agreement constitutes, and each document and instrument contemplated hereby to be executed and delivered by Seller, when executed and delivered, shall constitute the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its respective terms (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with Seller’s by-laws or certificate of incorporation.

7.1.2.     Seller is a New York corporation duly formed and validly existing under the laws of the State of New York. Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code 1986, as amended, or any regulations promulgated thereunder (collectively, the "Code").

7.1.3.    Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, or requires Seller to obtain any consent, authorization, approval or registration under any law, statute, rule, regulation, judgment, order, writ, injunction or decree which is binding upon Seller.

7.1.4.    [Intentionally omitted].

7.1.5.     The Property is leased to the Town of Islip Industrial Development Agency (“IDA”) and Seller shall apply to the IDA for a termination of the lease effective as of Closing.

7.1.6.    Seller is not a Blocked Person (as hereinafter defined), it being understood that Seller makes no representation with respect to any person or entity that owns an indirect equity interest in Seller by virtue of owning publicly traded securities. For purposes of this Agreement, a “Blocked Person” is any person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the U.S. Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

7.1.7.    Seller is not the subject of any voluntary or involuntary bankruptcy or similar insolvency proceeding or has received any written notice of any attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or of other proceedings now pending or, to Seller’s current actual knowledge, threatened against the Seller.

7.1.8.        Except for the Leases, Seller has not entered into any lease, license or occupancy agreement for the Property that will remain in effect after the Closing.

7.1.9         No person, entity or association, other than Seller and the tenant under the Leases, has any rights or possessory interest in the Property.

7.1.10         No person, entity or association has a right of first refusal, right of first offer or other similar right in respect of all or any space in the Property.

7.1.11         Seller has not granted any option rights or rights of first refusal with respect to acquisition of the Property.

7.1.12        To the Seller’s knowledge, there is no pending litigation affecting the Property or Seller which would adversely affect Seller’s ability to convey title to the Property as provided herein.

7.1.13        Seller has not transferred all or any portion of the air or other development rights appurtenant to the Property.

7.1.14         Seller has no pending proceedings or appeals to correct or reduce the assessed valuation of the Property for the current and prior tax years.

7.1.15         Seller has not received any written notice of any pending eminent domain proceedings which would affect all or any portion of the Property.

The representations and warranties of Seller set forth in this Agreement shall survive the Closing for six (6) months.

7.2.      When used in this Agreement or in any certificate or other document delivered pursuant hereto, the phrase “to the best of Seller's knowledge,” “to Seller's knowledge,” or derivations thereof shall be construed to mean the current, actual knowledge (as opposed to constructive or imputed knowledge) of Thomas McNeill, CFO, without any obligation to make investigation or inquiry regarding the Property, and without obligation to make any investigation of the files, documents or studies in the possession of other persons, and shall not include any knowledge which may be imputed to Seller or of any other person. Purchaser acknowledges that the individuals named above are named solely for the purpose of defining and narrowing the scope of Seller's knowledge and not for the purpose of imposing any liability on or creating any duties running from such individuals to Purchaser. Purchaser covenants that it will bring no action of any kind against such individuals, related to or arising out of these representations and warranties.

7.3.       No claim for damages for a misrepresentation or breach of warranty of Seller, irrespective of whether contained in this Agreement or in any certificate or other writing made by Seller, shall be actionable or payable, and Seller shall have no liability to Purchaser for any misrepresentation or breach of warranty of Seller, if Purchaser does not Close title to the Property. Furthermore, if Purchaser Closes title to the Property, no claim for damages for a misrepresentation or breach of warranty of Seller, irrespective of whether contained in this Agreement or in any certificate or other writing made by Seller, shall be actionable or payable, and Seller shall have no liability to Purchaser for (a) any condition, state of facts or other matter (i) which Purchaser or Purchaser’s officers, attorneys, consultants, or employees giving substantive attention to this Agreement or the Property (collectively and individually “Purchaser’s Agents”) had actual knowledge prior to Closing, or (ii) which is set forth in information or documents delivered or made available to Purchaser or Purchaser’s Agents irrespective of whether Purchaser or Purchaser’s Agents reviewed such information or documents, or (b) any misrepresentation or breach of warranty of Seller unless an action shall have been commenced by Purchaser against Seller no later than nine (9) months following the Closing Date. Purchaser further agrees that every otherwise applicable period of limitation to commence any action or proceeding for a misrepresentation or breach of warranty of Seller set forth in this Agreement shall be deemed to have expired within the time periods set forth above, which time periods shall not be subject to extension, enlargement or waiver by any means. If, prior to the Closing Date, Purchaser discovers that Seller has breached any of the material representations and warranties of Seller, Purchaser shall have the right to terminate this Agreement by written notice to Seller. If Purchaser duly terminates this Agreement pursuant to this Section, the Downpayment shall be promptly returned to Purchaser and neither party shall have any further rights or obligations pursuant to this Agreement, except Seller shall reimburse Purchaser for reasonable title search fees (without insurance), and reasonable survey costs.

7.4.        Purchaser represents to Seller that, subject to the terms and conditions of this Agreement, the following are true and correct on the date hereof:

7.4.1           Purchaser has the requisite power and authority to enter into and to perform the terms of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of Purchase. This Agreement constitutes, and each document and instrument contemplated hereby to be executed and delivered by Purchaser, when executed and delivered, shall constitute the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its respective terms (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with Purchaser’s by-laws or certificate of incorporation.

7.4.2.    Purchaser is not subject to any law, order, decree, restriction, or agreement which prohibits or would be violated by this Agreement or the consummation of the transactions contemplated hereby.

7.4.3.    Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, or requires Purchaser to obtain any consent, authorization, approval or registration under any law, statute, rule, regulation, judgment, order, writ, injunction or decree which is binding upon Purchaser.

7.4.4.    There are no judgments, orders, or decrees of any kind against Purchaser unpaid or unsatisfied of record, nor any actions, suits or other legal or administrative proceedings pending or, to the best of Purchaser's actual knowledge, threatened against Purchaser, which would have any material adverse effect on the business or assets or the condition, financial or otherwise, of Purchaser or the ability of Purchaser to consummate the transactions contemplated by this Agreement.

7.4.5.    Purchaser is not a Blocked Person, it being understood that Purchaser makes no representation with respect to any person or entity that owns an indirect equity interest in Purchaser by virtue of owning publicly traded securities.

7.5  Seller covenants that between the date of this Agreement and the Closing:

(i)     Seller shall, at Seller’s sole cost and expense, maintain, or cause to be maintained, the Property in accordance with Seller’s past practices of operating, repair and condition, normal wear, tear and casualty excepted, to the extent same is not the obligation of Tenant under the Leases.

(ii)    Seller shall promptly provide Purchaser with a copy of any notice, citation, complaint or other directive from any person, entity or governmental or quasi-governmental authority whereby Seller’s compliance with environmental laws is called into question, and promptly notify Purchaser of any new information or other developments which could make any representation hereunder materially inaccurate.

8.         Closing Deliveries.

8.4.    At or prior to the Closing, Seller shall deliver to Escrow Agent the following documents (collectively, herein referred to as the “Seller’s Closing Documents”):

8.4.2.    A statutory form of Bargain and Sale Deed sufficient to convey fee title to the Property subject to and in accordance with the provisions of this Agreement, in the form attached hereto as Exhibit C and made a part hereof (the “Deed”).

8.4.3.    All keys to any portion of the Property, to the extent in Seller's possession or control.

8.4.4.    A certificate, executed and acknowledged by Seller, in accordance with Section 1445 of the Code.

8.4.5.    Evidence of the authorization of the Seller to enter into and consummate the transactions described in this Agreement (including, e.g., copies of authorizing resolutions and/or consents as required based upon Seller’s organizational documents) along with evidence of authority of the person(s) executing this Agreement and the documents executed and delivered for and on behalf of the Seller to so execute and deliver the same.

8.4.6.    A Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate, Form TP-584 (the "State Transfer Tax Return"), executed by Seller.

8.4.7.    A State of New York Real Property Transfer Report Form RP-5217, executed by Seller (“Equalization Form”).

8.4.8.    An Assignment and Assumption of Leases (the “Assignment Agreement”) in the form attached hereto and incorporated herein as Exhibit D.

8.4.9.    Notice to each tenant under the Leases, advising it of the sale of the Property to Purchaser, in the form attached hereto and incorporated herein as Exhibit E.

8.4.10.    An owner’s certificate from Seller in the form attached hereto and incorporated herein as Exhibit F.

8.4.11.    A Certificate of Subsisting Corporation of the Seller, as issued by the Secretary of the State of New York.

8.4.12.    A check or credit to Purchaser in the amount of any such security deposits, including accrued interest thereon, if any, held by Seller on the Closing Date, or an instrument transferring the security deposits to Purchaser.

8.4.13.    To the extent they are then in Seller's possession and not posted at the Property, certificates, licenses, permits, authorizations and approvals issued for or with respect to the Property by governmental and quasi-governmental authorities having jurisdiction.

8.4.14.    To the extent the same are in Seller's possession, Seller shall deliver all original Leases and any amendments or extensions thereto.

8.4.15.    Original Tenant Estoppel Certificates in the form annexed hereto as Exhibit G, dated no earlier than thirty (30) days prior to the first scheduled date of Closing.

8.4.16.    An assignment to Purchaser, without recourse, of all of the interest of Seller in and to the certificates, permits, approvals and other documents to be delivered to Purchaser at the Closing which are then in effect with respect to the Property and are assignable by Seller.

8.4.17.    A certificate of Seller confirming that the warranties and representations of Seller set forth in this Agreement are true and complete on and as of the Closing Date.

8.4.18.    Any other documents, instruments or agreements reasonably necessary to effectuate the transactions contemplated hereunder, in accordance with the express terms, covenants and conditions hereof.

8.5.    At or prior to the Closing, Purchaser shall pay the balance of the Purchase Price pursuant to Section 2.2 hereof and Purchaser shall execute, acknowledge and deliver or cause to be delivered the following documents (collectively, the “Purchaser’s Closing Documents”):

8.5.2.    A counterpart of the State Transfer Tax Return, executed by Purchaser.

8.5.3.    A counterpart of the Equalization Form, executed by Purchaser.

8.5.4.    A counterpart of the Assignment Agreement.

8.6.    Seller and Purchaser, at the Closing, shall prepare, execute and deliver to each other, subject to all the terms and provisions of this Agreement, (a) a closing statement setting forth, inter alia, the closing adjustments and material monetary terms of the transaction contemplated hereby and (b) such other instruments and documents as may be reasonably required to effectuate the consummation of the transactions described in this Agreement.

9.           Conditions to the Closing Obligations.

9.1.     Notwithstanding anything to the contrary contained in this Agreement, the obligation of Seller to convey the Property to Purchaser in accordance with this Agreement is expressly conditioned upon the fulfillment by and as of the Closing Date of each of the conditions listed below, provided that Seller, at its election, evidenced by notice delivered to Purchaser at or prior to the Closing, may waive any of such conditions:

9.1.1.    Purchaser shall have delivered to Escrow Agent the Net Purchase Price and other funds required hereunder and shall have executed, acknowledged and delivered to Escrow Agent all of the Purchaser’s Closing Documents, and such other documents and other items required pursuant to Section 8.2, at or prior to Closing.

9.1.2.    Purchaser shall have performed in all material respects all other covenants, undertakings and obligations to comply with all conditions required by this Agreement to be performed or complied with by Purchaser at or prior to Closing.

9.1.3.    All representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects as of the Closing Date.

9.2.    Notwithstanding anything to the contrary contained in this Agreement, the obligation of Purchaser to acquire the Property and pay the Purchase Price in accordance with this Agreement is expressly conditioned upon the fulfillment by and as of the Closing Date of each of the conditions listed below, provided that Purchaser, at its election, evidenced by notice delivered to Seller at or prior to the Closing, may waive all or any of such conditions:

9.2.1.    Seller shall have executed and delivered to Escrow Agent all of the Seller’s Closing Documents, and such other documents and other items required pursuant to Section 8.1, at or prior to Closing.

9.2.2.    All representations and warranties made by Seller in this Agreement shall be true and correct in all material respects as of the Closing Date, except to the extent the facts and circumstances underlying such representations and warranties may have changed as of the Closing. Notwithstanding the foregoing, if on the Closing Date any such representations and warranties are not true and correct in all material respects, Purchaser shall in any event be required to close hereunder and pay the Purchase Price to Seller unless the breach(es) of any representations and warranties will have, in the aggregate, a "material adverse effect" provided that in such event, Seller shall be entitled, at its option and in its sole discretion, to pay to Purchaser such amount on account of such breach(es) as will cause the same to no longer have a "material adverse effect", in which event Purchaser shall be required to close hereunder. As used herein, a "material adverse effect" shall be deemed to have occurred if by reason of such misrepresentation the fair market value of the Property is decreased by more than $150,000.

9.2.3.    The Title Company shall be willing to insure title to the Property pursuant to an ALTA 2006 Owner's Policy of Title Insurance as applicable in New York in the amount of the Purchase Price at regular rates and without additional premium (which shall not be deemed to include the cost of any endorsements to title requested by Purchaser), subject only to the Permitted Exceptions, and as otherwise provided in this Agreement (the "Title Policy").

10.          Seller’s Obligations as to Leases.

10.1.    From and after the Effective Date through the termination hereof or the Closing Date, Seller shall not (i) terminate any Lease except by reason of a default by the Tenant thereunder or in accordance with law, (ii) consent to the assignment of a Lease or subletting by any Tenant except as required by the terms of the applicable Lease or by law, or (iii) modify the term of a Lease, renew a Lease or enter into a new lease for a term extending beyond the Closing Date. Seller shall not grant any concessions or rent abatements for any period following the Closing Date without Purchaser’s prior written consent.

10.2.    Seller does not warrant that any particular Lease or tenancy will be in force or effect at the Closing or that the tenants will have performed their obligations thereunder. The termination of any Lease or tenancy prior to the Closing Date by reason of the tenant’s default shall not affect the obligations of Purchaser under this Agreement in any manner or entitle Purchaser to an abatement of or credit against the Purchase Price or give rise to any other claim on the part of Purchaser. If any space is vacant on the Closing Date, Purchaser shall accept the Property subject to such vacancy.

10.3.    Prior to the Closing, Seller shall have the right, but not the obligation, to enforce its rights against any tenant, by summary proceedings or in any other manner. Purchaser agrees that the dispossession or removal of any tenant prior to the Closing Date shall not be the basis for any claim on the part of Purchaser or affect the obligations of Purchaser under this Agreement in any manner whatsoever, and Purchaser shall close title and accept delivery of the deed with or without such tenant in possession, without any abatement against the Purchase Price, allowance or credit of any kind or any claim or right of action against Seller for damages or otherwise.

10.4.    The aggregate security deposit held by Seller under the Leases shall be turned over by Seller to Purchaser at the Closing by a credit to Purchaser against the Purchase Price. Seller shall not apply any security deposit of a Tenant in default under its Lease prior to Closing if such Tenant remains in possession of its premises at Closing.

10.5.    Seller has entered in brokerage fee agreements with Greiner-Maltz Co. of Long Island LLC and Ashlind Properties (collectively the “Leasing Brokers”) pursuant to which leasing commissions will be due to the Leasing Brokers if the existing tenants renew or extend their Leases. True, complete and correct copies of such brokerage fee agreements are annexed hereto as Exhibit B. Purchaser assumes the obligation to pay all leasing commissions payable to the Leasing Brokers accruing for all periods following the Closing Date, and to indemnify, defend and hold Seller harmless from and against the same. This provision shall survive Closing.

10.6.    Seller represents that (i) the copies of the Leases annexed hereto as Exhibit B are true, complete and correct copies of the Leases; (ii) as of the Effective Date all Leases are in full force and effect and none of them have been modified or amended except as set forth therein; (iii) the rents are being collected on a current basis and there are no arrearages in the payment of monthly fixed rent excess of one month; (iv) no tenant is entitled to rental concessions, abatements, deductions or offsets for any period subsequent to the scheduled date of Closing, except as set forth in the Leases; and (v) Seller has not sent written notice to any Tenant claiming that such Tenant is in default under its Lease, which default remains uncured.

10.7.    Seller represents that it is currently holding the security deposits in the aggregate sum of $137,916.66 in accordance with the Leases and there are no other security deposits.

10.8.     A portion of the Property is presently occupied by CVD Equipment Corporation and CVD Materials Corporation, (individually and collectively “CVD”) which are affiliates of Seller. Seller shall cause CVD to vacate the space occupied by CVD prior to Closing and such space shall be delivered to Purchaser at Closing in broom clean condition. Seller and CVD may remove any and all of “Seller’s Property” (hereinafter defined) from the Property prior to Closing. Seller shall repair any damage to the Property caused by such removal, but shall not be required to patch and fill bolt, screw and anchor holes in walls, floors and ceilings resulting from such removal. Seller shall cap all disconnected water, sewer and electrical connections. The term “Seller’s Property” means all personal property, furnishings, machinery, trade fixtures, materials, supplies, equipment, and improvements (trade or otherwise) which Seller owns that are located on the Property and/or in the Improvements.

11.           Limitation on Liability of Parties.

11.1.    If Purchaser shall default in the performance of Purchaser's obligations under this Agreement and the Closing does not occur as a result thereof (a "Purchaser Default"), Seller's sole and exclusive remedy shall be, and Seller shall be entitled, to retain the Downpayment as and for full and complete liquidated and agreed damages for Purchaser's Default, and Purchaser shall be released from any further liability to Seller hereunder, except that the provisions of Sections 5.8, 13, 24, 25, 26 and 27 hereof shall survive. SELLER AND PURCHASER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER UPON A PURCHASER DEFAULT AND THAT THE DOWNPAYMENT REPRESENTS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER UPON A PURCHASER DEFAULT. SUCH LIQUIDATED AND AGREED DAMAGES ARE NOT INTENDED AS A FORFEITURE OR A PENALTY WITHIN THE MEANING OF APPLICABLE LAW.

11.2.    Subject to the provisions of Section 3.4 hereof, if Seller shall default in the performance of Seller's obligations under this Agreement and the Closing does not occur as a result thereof, Purchaser's sole and exclusive remedy shall be, and Purchaser shall be entitled, to either (a) instruct Escrow Agent to pay to Purchaser the Downpayment (a "Downpayment Return"), upon which Seller shall be released from any further liability to Purchaser hereunder, except that the provisions of Sections 5.8, 13, 24, 25, 26 and 27 hereof shall survive or (b) (i) seek specific performance of Seller's obligations hereunder, provided that any such action for specific performance must be commenced within 180 days after such default, or (ii) instruct Escrow Agent to make a Downpayment Return plus cost of title report and new survey; in all of which events Seller shall, in no event whatsoever, be liable to Purchaser for any other damages of any kind whatsoever.

12.          Fire or Other Casualty; Condemnation.

12.1.    From the Effective Date until the Closing Date, Seller agrees to (a) maintain its present property insurance policy including fire and extended coverage and (b) give Purchaser reasonably prompt notice of any fire or other casualty occurring at the Property of which Seller obtains knowledge, or of any actual or threatened condemnation of all or any part of the Property of which Seller obtains actual knowledge.

12.2.    If prior to the Closing there shall occur (a) damage to the Property caused by fire or other casualty which would cost an amount equal to $500,000.00 or more to repair, as reasonably determined by an engineer selected by Seller which is satisfactory to Purchaser in the exercise of its reasonable judgment, or (b) a taking by condemnation of any portion of the Property, then, and in either such event, Purchaser may elect to terminate this Agreement by notice given to Seller within ten (10) days after Purchaser has received the notice referred to in Section 12.1 hereof, or at the Closing, whichever is earlier, in which event Seller shall promptly instruct Escrow Agent, to return the Downpayment and upon Purchaser's receipt of such Downpayment, this Agreement shall thereupon be null and void and neither party hereto shall thereupon have any further obligation to the other, except that the provisions of Sections 13, 24, 25, 26 and 27 hereof shall survive such termination. If Purchaser does not elect to terminate this Agreement, then the Closing shall take place as herein provided, without abatement of the Purchase Price, and Seller shall assign to Purchaser at the Closing, by written instrument in form reasonably satisfactory to Purchaser, all of Seller's interest in and to any insurance proceeds or condemnation awards which may be payable to Seller on account of any such fire, casualty or condemnation and Seller shall pay all deductibles and self-insured retention amounts relating thereto. If the insurance proceeds paid to Seller are in excess of the Purchase Price, then Seller’s Reimbursable Amounts shall be reduced by an amount equal to the Reimbursable Amount minus the difference between the amount of the Insurance Proceeds and the Purchase Price, provided that in no event shall the amount of the insurance proceeds paid to Purchaser exceed the Purchase Price. The term “Seller’s Reimbursable Amounts” as used herein means sums actually and reasonably expended or incurred by Seller in adjusting any insurance claim or negotiating and/or obtaining any condemnation award (including, without limitation, reasonable attorneys' fees and expenses) and/or theretofore actually and reasonably incurred or expended by or for the account of Seller for the cost of any compliance with laws, protective restoration or emergency repairs made by or on behalf of Seller (to the extent Seller has not theretofore been reimbursed by its insurance carriers for such expenditures).

12.3.    If, prior to the Closing, there shall occur damage to the Property caused by fire or other casualty which would cost less than $500,000.00 to repair, as reasonably determined by an engineer selected by Seller which is reasonably satisfactory to Purchaser in the exercise of its reasonable discretion then, neither party shall have the right to terminate its obligations under this Agreement by reason thereof, but Seller shall assign to Purchaser at the Closing, by written instrument in form and substance reasonably satisfactory to Purchaser, all of Seller's interest in any insurance proceeds or condemnation awards which may be payable to Seller on account of any such fire, casualty or condemnation, or shall deliver to Purchaser any such proceeds or awards actually theretofore paid, and Seller shall pay all deductibles and self-insured retention amounts relating thereto. The proceeds of rent interruption insurance, if any, shall on the Closing Date be appropriately apportioned between Purchaser and Seller.

12.4.    Nothing contained in this Section 12 shall be construed to impose upon Seller to repair any damage or destruction caused by fire or other casualty or condemnation.

12.5.    [intentionally omitted].

12.6.    If Purchaser does not elect to terminate this Agreement in accordance with Section 12.2 above, or upon the occurrence of the events set forth in Section 12.3 (a) or (b) above, Seller shall have the exclusive right to negotiate, compromise or contest the obtaining of any insurance proceeds and/or any condemnation awards.

13.          Brokerage.

Seller represents and warrants to Purchaser that it has not dealt with any broker, consultant, finder or like agent who might be entitled to a commission or compensation on account of introducing the parties hereto, the negotiation or execution of this Agreement or the closing of the transactions contemplated hereby other than Greiner-Maltz Co. of Long Isalnd, LLC and Tom Attivissimo (the "Broker"). Seller shall pay the commission due to Broker pursuant to a separate agreement. Purchaser represents and warrants to Seller that except for Broker, Purchaser has not dealt with or engaged any broker, consultant, finder or person that brought the Property to the attention of Purchaser or otherwise communicated with Purchaser with respect to the transaction contemplated hereby. Each party agrees to indemnify and hold harmless the other party from and against all claims, losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements) caused by or arising out of (a) a breach of any of the aforesaid representations and warranties of the indemnifying party; and (b) any claim for any commission or other compensation of any person or entity (other than Broker) claiming to have dealt with, on behalf of, through or under the indemnifying party. The provisions of this Section 13 shall survive the Closing or other termination of this Agreement.

14.          Closings Costs; Fees and Disbursements of Counsel, etc.

At the Closing, Seller shall pay the New York State Real Estate Transfer Tax imposed pursuant to Article 31 and Section 1402 of the New York Tax Law (the "State Transfer Tax"), upon or payable in connection with the transfer of the Property. Except as otherwise expressly provided to the contrary in this Agreement, Purchaser shall pay all title charges and survey costs, including the premium on Purchaser's Title Policy. Each of the parties hereto shall bear and pay the fees and disbursements of its own counsel, accountants and other advisors in connection with the negotiation and preparation of this Agreement and the Closing. The parties shall share the cost equally of the Title Company in connection with any escrow closing. The provisions of this Section 14 shall survive the Closing.

15.          Notices.

Except as otherwise provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (for the purposes of this Section collectively referred to as "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement, in order to constitute effective notice to the other party, shall be in writing and shall be deemed to have been given when (a) personally delivered with signed delivery receipt obtained, (b) when transmitted by email, if followed by delivery of, pursuant to one of the other means set forth in this Section 15 before the end of the first business day thereafter, printed confirmation of the successful transmission to the appropriate email address listed below as obtained by the sender from the sender's email account, (c) upon receipt, when sent by prepaid reputable overnight courier or (d) three (3) days after the date so mailed if sent postage prepaid by registered or certified mail, return receipt requested, in each case addressed as follows:

If to Seller, to:	555 N Research Corporation
355 South Technology Drive
Central Islip, NY 11722
Attention: Thomas McNeill, CFO
Telephone No: (631)981-7081 x2140
Email Address: tmcneill@cvdequipment.com

with a copy to:	Ruskin Moscou Faltischek, P.C.
East Tower, 15th Floor
1425 RXR Plaza
Uniondale, New York 11556-1425
Attention: Benjamin Weinstock, Esq.
Telephone No: (516) 663-6555
Email Address: bweinstock@rmfpc.com

If to Purchaser, to:	Steel K, LLC
c/o Steel Equities
999 South Oyster Bay Road
Suite 200
Bethpage, New York 11714
Attn: Joseph Lostritto
Telephone No: (516) 576-3165
Email Address: jlostritto@steelequities.com

with a copy to:	Frisoni Associates, PC
527 Townline Road
Suite 300
Hauppauge, New York 11788
Attn: Robert Frisoni, Esq.
Telephone.: (631)390-4343
Email Address: rfrisoni@frisonilaw.com

If to Escrow Agent, to:	Ruskin Moscou Faltischek, P.C.
East Tower, 15th Floor
1425 RXR Plaza
Uniondale, New York 11556-1425
Attention: Benjamin Weinstock, Esq.
Telephone No: (516) 663-6555
Email Address: bweinstock@rmfpc.com

Personal delivery to a party or to any officer, partner, member, agent or employee of such party at the foregoing addresses shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt. Notices may be sent by the attorneys for the respective parties and each such notice so served shall have the same force and effect as if sent by such party. Notices shall be valid only if served in the manner provided in this Section 15.

16.          Survival; Governing Law; Waiver of Trial by Jury.

15.1 Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall not survive the Closing.

15.2 This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of New York applicable to transactions made and to be performed in the State of New York, without giving effect to any part of such law that would result in the selection or application of the law of any other jurisdiction. The Parties hereby irrevocably submit to the in personam jurisdiction of the Supreme Court of the State of New York in Suffolk County and the United States District Court for the Eastern District of New York, and any appellate courts related thereto, with respect to any action or proceeding between the Parties.

15.3 SELLER AND PURCHASER HEREBY EXPRESSLY WAIVE TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, OR CONNECTED WITH, OR RELATING TO, THIS AGREEMENT OR THE RELATIONSHIP CREATED HEREBY. WITH RESPECT TO ANY MATTER FOR WHICH A JURY TRIAL CANNOT BE WAIVED, THE PARTIES AGREE NOT TO ASSERT ANY SUCH CLAIM AS A COUNTERCLAIM IN, NOR MOVE TO CONSOLIDATE SUCH CLAIM WITH, ANY ACTION OR PROCEEDING IN WHICH A JURY TRIAL IS WAIVED.

17.         Counterparts; Captions.

This Agreement may be executed in counterparts, each of which shall be deemed an original. Signatures on copies of this Agreement transmitted electronically shall be deemed originals for all purposes. Facsimile and electronic signatures of the parties, and signatures transmitted in .pdf format, shall be deemed to be original signatures of the parties. The captions are for convenience of reference only and shall not affect the construction to be given any of the provisions hereof

18.          Entire Agreement; No Third Party Beneficiaries.

This Agreement (including all exhibits annexed hereto) contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, if any, with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person or entity other than the parties hereto. The provisions of this Section 18 shall survive the Closing.

19.          Waivers; Extensions.

No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

20.          No Recording.

Except in the case of a specific performance action, the parties hereto agree that neither this Agreement nor any memorandum or notice hereof shall be recorded. Any recordation or attempted recordation by Purchaser shall be void and shall constitute a material default by Purchaser.

21.          Assignment.

Purchaser shall neither assign its rights nor delegate its obligations hereunder directly or indirectly, without obtaining Seller's prior written consent, which consent may be granted or withheld in Seller's sole discretion. Notwithstanding anything to the contrary contained in this Section 21, Purchaser may assign this Agreement simultaneously with Closing to any Affiliate (as hereinafter defined) of Purchaser. In connection with any assignment permitted or consented to hereunder, such assignee shall assume in writing all of the Purchaser's obligations under this Agreement in form and substance reasonably satisfactory to Seller, provided that Purchaser originally named herein shall not be relieved from its obligations under this Agreement. Any other purported or attempted assignment or delegation without obtaining Seller's prior written consent or not otherwise permitted hereunder shall be void and of no effect. For purposes of this Section 21, the term (a) "Affiliate" means (i) any corporation, limited liability company, partnership or trust in which Joseph Lostritto and Glen Lostritto and/or members of their respective families owns or controls more than fifty percent (50%) of the beneficial and management interest. No consent given by Seller to any transfer or assignment of Purchaser's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Purchaser's rights or obligations hereunder. No consent given by Seller to any transfer or assignment of Purchaser's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Purchaser's rights or obligations hereunder. Purchaser shall not resell the Property or any part thereof through a "double escrow" or other similar procedure without Seller's prior written consent, which consent may be granted or withheld in Seller's sole discretion. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable.

22.          Pronouns; Joint and Several Liability.

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require. If Purchaser consists of two or more parties, the liability of such parties shall be joint and several.

23.          Successors and Assigns:

This Agreement shall bind and inure to the benefit of Seller, Purchaser and their respective permitted successors and assigns.

24.          Escrow.

24.1.      Escrow Agent shall hold and disburse the Downpayment in accordance with the following provisions:

24.1.1.    If so directed by Seller, Escrow Agent shall hold the Downpayment in escrow in an interest bearing money market account until the Closing or sooner termination of this Agreement and shall pay over or apply such proceeds in accordance with the terms of this Section 24. A Form W-9 must be completed and executed by Seller and Purchaser concurrently with the execution of this Agreement. The failure to submit to Escrow Agent an executed, completed Form W-9 shall stay Escrow Agent’s obligation to deposit the escrow in an interest bearing account until such time that said form has been provided to Escrow Agent. If the Downpayment is held in a money market account, dividends thereon shall be treated, for purposes of this Section 24, as interest. Escrow Agent shall not be responsible for any diminution in value of the Downpayment, loss of any principal or interest thereon, or penalties incurred with respect thereto, for any reason whatsoever, provided that the Downpayment has been invested by Escrow Agent as hereinabove provided.

24.1.2.    If the Closing occurs, then Escrow Agent shall deliver the Downpayment to Seller.

24.1.3.    If Escrow Agent receives a notice signed by Purchaser or Seller (the "Noticing Party") stating that this Agreement has been canceled or terminated and that the Noticing Party is entitled to the Downpayment, or that the other party hereto. (the "Non-Noticing Party") has defaulted in the performance of its obligations hereunder, Escrow Agent shall deliver a copy of such notice to the Non-Noticing Party. The Non-Noticing Party shall have the right to object to such request for the Downpayment by notice of objection delivered to and received by Escrow Agent ten (10) business days after the date of Escrow Agent's delivery of such copy to the Non-Noticing Party, but not thereafter. If Escrow Agent shall not have so received a notice of objection from the Non-Noticing Party, Escrow Agent shall deliver the Downpayment to the Noticing Party. If Escrow Agent shall have received a notice of objection from the Non-Noticing Party within the time herein prescribed, Escrow Agent shall, at its sole option, either (i) deliver to the court the Downpayment; or (ii) retain the Downpayment until one of the following events shall have occurred: (a) the Non-Noticing Party shall have failed to commence an action in a court of competent jurisdiction against the Noticing Party to resolve why the Noticing Party shall not be entitled to the payment of the Downpayment within one hundred eighty (180) days after delivery of the Noticing Party's notice, by serving a summons and complaint on the Noticing Party and delivering to Escrow Agent a copy thereof, together with an affidavit of service within such one hundred eighty (180) day period, in which event Escrow Agent shall pay over the Downpayment to the Noticing Party; (b) there shall have been served upon Escrow Agent an order or judgment duly entered in a court of competent jurisdiction setting forth the manner in which the Downpayment is to be paid out and delivered, in which event Escrow Agent shall deliver the Downpayment as set forth in such order or judgment; or (c) Seller and Purchaser shall have delivered to Escrow Agent a joint statement executed by both Seller and Purchaser setting forth the manner in which the Downpayment is to be paid out and delivered, in which event Escrow Agent shall deliver the Downpayment as set forth in such statement. Escrow Agent shall not be or become liable in any way or to any person for its refusal to comply with any such requests or demands by Seller and Purchaser until and unless it has received a direction of the nature described above.

24.2.    Any notice to Escrow Agent shall be sufficient only if received by Escrow Agent within the applicable time period set forth herein. All mailings and notices from Escrow Agent to Seller and/or Purchaser, or from Seller and/or Purchaser to Escrow Agent, provided for in this Section 24 shall be addressed to the party to receive such notice at its notice address set forth in Section 15 above (with copies to be similarly sent to the additional persons therein indicated).

24.3.    Notwithstanding the foregoing, if Escrow Agent shall have received a notice of objection as provided for in Section 24.1.3 within the time therein prescribed, or shall have received at any time before actual disbursement of the Downpayment a notice signed by either Seller or Purchaser disputing entitlement to the Downpayment or shall otherwise believe in good faith at any time that a disagreement or dispute has arisen between the parties hereto over entitlement to the Downpayment (whether or not litigation has been instituted), Escrow Agent shall have the right, upon notice to both Seller and Purchaser, (a) to deposit the Downpayment with the Clerk of the Court in which any litigation is pending and/or (b) to take such reasonable affirmative steps as it may, at its option, elect in order to terminate its duties as Escrow Agent, including, without limitation, the depositing of the Downpayment with a court of competent jurisdiction and the commencement of an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party, and thereupon Escrow Agent shall be released of and from all liability hereunder except for any previous gross negligence or willful misconduct.

24.4.    Escrow Agent is acting hereunder without charge as an accommodation to Purchaser and Seller, it being understood and agreed that Escrow Agent shall not be liable for any error in judgment or any act done or omitted by it in good faith or pursuant to court order, or for any mistake of fact or law. Escrow Agent shall not incur any liability in acting upon any document or instrument believed thereby to be genuine. Escrow Agent is hereby released and exculpated from all liability hereunder, except only for willful misconduct or gross negligence. Escrow Agent may assume that any person purporting to give it any notice on behalf of any party has been authorized to do so. Escrow Agent shall not be liable for, and Purchaser and Seller hereby jointly and severally agree to indemnify Escrow Agent against, any loss, liability or expense, including reasonable attorneys' fees (either paid to retained attorneys or, representing the fair value of legal services rendered by Escrow Agent to itself), arising out of any dispute under this Agreement, including the cost and expense of defending itself against any claim arising hereunder.

24.5.    Escrow Agent may at any time resign hereunder by giving notice of its resignation to the parties at least fifteen (15) days prior to the date specified for such resignation to take effect and, upon the effective date of such resignation, the Downpayment shall be delivered by Escrow Agent to such person or entity as the parties may have jointly designated in writing or to such person or entity as may be designated as hereinafter provided as the successor Escrow Agent, whereupon all duties and obligations of Escrow Agent named herein shall cease and terminate. If no such person or entity shall have been designated by the parties by the date which is five (5) days prior to the date specified for such resignation to take effect then Escrow Agent may designate a bank in New York City that is a member of the New York City Clearinghouse Association to act as escrow agent hereunder.

25.          Confidentiality.

25.1.    Seller and Purchaser covenant and agree not to communicate the terms or any aspect of this Agreement and the transactions contemplated hereby to any person or entity and to hold, in the strictest confidence, the content of any and all information in respect of the Property which is supplied by Seller to Purchaser or by Purchaser to Seller, without the express written consent of the other party; provided, however, that either party may, without consent, disclose the terms hereof and the transactions contemplated hereby (a) to its respective advisors, consultants, attorneys, accountants, partners, investors, insurance agents, prospective tenants and lenders (the "Transaction Parties") without the express written consent of the other party, so long as any such Transaction Parties to whom disclosure is made shall also agree to keep all such information confidential in accordance with the terms hereof and (b) if disclosure is required by law or by regulatory or judicial process or pursuant to any regulations promulgated by the New York Stock Exchange or other public exchange for the sale and purchase of securities, provided that in such event Seller or Purchaser, as applicable, shall notify the other party in writing of such required disclosure, shall exercise all commercially reasonable efforts to preserve the confidentiality of the confidential documents or information, as the case may be, including, without limitation, reasonably cooperating with the other party to obtain an appropriate order or other reliable assurance that confidential treatment will be accorded such confidential documents or information, as the case may be, by such tribunal and shall disclose only that portion of the confidential documents or information which it is legally required to disclose. If this Agreement is terminated, such confidentiality shall be maintained and Seller, Purchaser and the Transaction Parties will destroy or deliver to Seller or Purchaser, as applicable, upon request, all documents and other materials, and all copies thereof, obtained thereby in connection with this Agreement that are subject to such confidence, with any such destruction confirmed by Seller or Purchaser, as applicable, and the Transaction Parties in writing. The foregoing confidentiality obligations shall not apply to the extent that any such information is a matter of public record or is provided in other sources readily available to the real estate industry other than as a result of disclosure by Seller or Purchaser, as applicable, or the Transaction Parties. Purchaser hereby indemnifies Seller against, and holds Seller harmless from, any and all claims, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising in connection with Purchaser's obligations under this Section 25. The provisions of this Section 25 shall survive the Closing or the earlier termination of this Agreement.

25.2.    Purchaser and Seller agree that prior to the expiration of the Environmental Diligence Period, Purchaser and Purchaser’s Representatives shall not communicate verbally or in writing, including electronic communication such as email or texting, directly with the exiting tenants or their officers, principals or representative’s (a) unless Seller participates in such communication, and (b) such communication shall not state, suggest or imply that the tenant can relocate to any other property owned or managed by Purchaser or its affiliates.

26.          Further Assurances.

The parties each agree to do such other and further acts and things, and to execute and deliver such instruments and documents (not creating any obligations additional to those otherwise imposed by this Agreement) as either may reasonably request from time to time, whether at or after the Closing, in furtherance of the purposes of this Agreement. The provisions of this Section 26 shall survive the Closing.

27.          Miscellaneous.

27.1.    Where this Agreement by its terms requires the payment of money or the performance of a condition or an act, or the giving of notice, on a day that is not a business day (as defined below), such payment may be made or condition or act performed, or notice given, on the next business day, with the same force and effect as if made or performed in accordance with the terms of this Agreement. Unless otherwise expressly provided in this Agreement, any reference herein to time periods of fewer than seven (7) days will in the computation thereof exclude days that are not business days. Wherever used in this Agreement, the term “business day” means Monday through Friday, excluding holidays when New York State chartered, or federally chartered banks in New York, are closed.

27.2.    Purchaser agrees that notwithstanding any other provision of this Agreement, Purchaser shall look solely to the estate and property of Seller in the Property for the satisfaction of any of Purchaser’s remedies in the event of any default or breach by Seller with respect to any of the terms, covenants and conditions of this Agreement, and no other property or assets of Seller or any agent, member, manager, shareholder, director, officer, trustee, employee, partner, principal or beneficiary thereof, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Purchaser’s remedies, if any.

27.3.    Whenever the terms “include” or “including” are used in this Agreement, such terms shall be interpreted and shall read as “include without limitation” or “including without limitation” unless the context expressly requires an interpretation and reading limited to a specific reference or example.

27.4.    Seller and Purchaser acknowledge and agree that this Agreement has been reviewed and negotiated by both parties and their respective counsel, and that, in any dispute over the meaning, interpretation, validity or enforceability of this Agreement or any of its terms or conditions, there shall be no presumption whatsoever against either party by virtue of that party having drafted this Agreement or any portion thereof. If any words or phrases in this Agreement (or in any prior draft thereof) shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included herein and no implication or inference shall be drawn from the fact that such words or phrases were so stricken out or otherwise eliminated.

27.5.    Neither the preparation and transmittal of this Agreement, nor any negotiation or modification of this Agreement with a prospective Purchaser, shall constitute an offer to sell and shall not be binding upon or enforceable against Seller unless and until the Agreement has been duly executed by Seller and a fully executed original counterpart has been delivered to Purchaser or Purchaser’s attorney.

27.6.    All riders, exhibits or schedules and other documents annexed to this Agreement or referenced in this Agreement are incorporated in this Agreement and made a part thereof as though set forth at length in this Agreement. If the provisions of any exhibit or schedule to this Agreement are inconsistent with the provisions of this Agreement, the provisions of such exhibit or schedule shall prevail.

27.7.    If any provision of this Agreement is invalid or unenforceable as against any person or under certain circumstances, the remainder of this Agreement, and the applicability of such provision to other persons or circumstances, shall not be affected thereby. Each provision of this Agreement, except as otherwise herein or therein provided, shall be valid and enforced to the fullest extent permitted by law.

27.8.    Any failure by either party to insist upon the strict performance by the other of any of the provisions of this Agreement shall not be deemed a waiver of any of the provisions hereof, and each party, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the other party of any and all of the provisions of this Agreement to be performed by such party.

27.9.    (a) Purchaser and its agents, employees, appraisers, bankers, prospective tenants, engineers and contractors (collectively, “Purchaser’s Representatives”) shall have the right from time to time, upon reasonable prior notice, subject to the rights of tenants, to enter upon and pass through the Property during normal business hours, only in the presence of and when accompanied by a representative of Seller. No Testing or sampling shall be conducted at the Property. Notwithstanding any such access, or anything to the contrary herein contained, Purchaser’s obligations hereunder shall not be limited or otherwise affected as a result of any fact, circumstance or other matter of any kind discovered following the date hereof in connection with any such inspection, access or otherwise; it being agreed that Seller is permitting Purchaser such access as a courtesy to Purchaser in its preparation for taking title to the Property. This Section 27.9 shall survive Closing or the earlier termination of this Agreement.

(b) Purchaser shall indemnify, defend and hold Seller harmless from any and all damages, losses, liabilities costs and reasonable expenses (including, without limitation, reasonable attorneys’ fees) incurred by arising from the negligent actions or omissions of Purchaser and Purchaser’s Representatives. Prior to any access to the Premises, Purchaser shall obtain, maintain, at its expense, commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, with Seller as additional insured, from an insurer reasonably acceptable to Seller, which insurance policies must have limits for bodily injury and death of not less than Two Million Dollars ($2,000,000.00) for any one (1) occurrence and not less than Two Million Dollars ($2,000,000.00) for property damage liability for any one (1) occurrence. Prior to making any entry upon the Premises, Purchaser shall furnish to Seller a certificate of insurance evidencing the foregoing coverages.

28.          IDA.

28.1.    The Parties acknowledge and agree that Seller has entered into a Straight Lease Transaction (the “Existing IDA Transaction”) with the Town of Islip Industrial Development Agency (the “IDA”) pursuant to which Seller receives certain real estate tax exemptions pursuant to a Payment in Lieu of Taxes program. The parties further acknowledge and agree that Purchaser intends to apply to the IDA for either (a) the IDA’s consent to the assignment of Seller’s rights under the Existing IDA Transaction to Purchaser and the assumption by Purchaser of Seller’s obligations thereunder (the “IDA Assignment”), or (b) a new Straight Lease Transaction for the provision of real estate tax exemptions, mortgage recording tax exemptions and/or sales and use tax exemptions (the “New IDA Transaction”). The IDA’s approval of either of IDA Assignment or the New IDA Transaction shall be hereinafter referred to as the “IDA Approval”. The parties further acknowledge and agree that Seller intends to apply to the IDA for a modification of a related IDA Straight Lease Transaction affecting the property at 355 South Technology Drive, Central Islip, New York 11722 (the 355 “Approval”) which is owned by an affiliate of Seller.

28.2.     The parties agree that the IDA Approval and the 355 Approval shall not be a condition precedent or a contingency to Purchaser’s or Seller’s obligation to Close title to the Property in accordance with this Agreement, and the failure to obtain the IDA Approval and/or the 355 Approval shall not relieve either party from any obligations under this Agreement. The parties’ agreement that obtaining the IDA Approval and the 355 Approval are not conditions precedent or contingencies to the performance of this Agreement is a material inducement by each to the other knowingly relied upon entering into this Agreement.

28.3.    Seller and Purchaser have agreed to mutually cooperate no cost, expense or liability to such party except as set forth in this Agreement, with the other party’s efforts to obtain the IDA Approval and the 355 Approval, as the case may be. In connection with obtaining the IDA Approval and the 355 Approval, the Parties agree as follows:

28.3.1         Purchaser shall promptly submit an application (on the IDA’s current application form) and such other submissions as may be required by the IDA for the IDA Approval.

28.3.2 Seller shall promptly submit an application (on the IDA’s current application form) and such other submissions as may be required by the IDA for the 355 Approval.

28.3.3          The parties shall make diligent and commercially reasonable efforts to obtain the IDA Approval and the 355 Approval from the IDA as soon as reasonably possible after the Effective Date, including, without limitation, the attendance by the parties at such meetings and/or phone interviews as may be required by the IDA;

28.3.4          If Purchaser obtains an IDA Approval for the IDA Assignment, Seller shall, at Closing, assign, without recourse, all of its rights, title and interest in and to all documents, instruments and agreements evidencing the Existing IDA Transaction (the “Existing IDA Documents”) to Purchaser and Purchaser shall assume all of Seller’s obligations under the Existing IDA Documents arising from and after the date of Closing. It shall be a condition of the Seller’s obligation to assign its rights to the Existing IDA Documents that Seller and any guarantor be released from all of its obligations under the Existing IDA Documents arising from and after the Closing.

28.3.5 If Purchaser obtains an IDA Approval for a New IDA Transaction, Seller shall cooperate with Purchaser in terminating the Existing IDA Documents and closing the New IDA Transaction and execute any documents, instruments and/or agreements reasonably required by the IDA in connection therewith.

28.3.6 If Purchaser does not obtain an IDA Approval or elects to proceed without the IDA Assignment or a New IDA Transaction, Seller shall cause the Existing IDA Documents to be terminated as of Closing and shall pay any recapture and/or processing charges assessed by the IDA.

28.4.    Purchaser shall be responsible for the payment of the fees charged by the IDA or the IDA’s counsel in connection with obtaining the IDA Approval. Each party shall pay the fees and disbursements of their own counsel with respect to the IDA Approval and the closing of the IDA Assignment or New IDA Transaction, as the case may be.

28.5.    Seller shall be responsible for the payment of the fees charged by the IDA or the IDA’s counsel in connection with obtaining the 355 Approval. Each party shall pay the fees and disbursements of their own counsel with respect to the 355 Approval and the Closing of the 355 Approval.

[The balance of this page is intentionally left blank. Signatures follow.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

SELLER:

555 N RESEARCH CORPORATION

By:________________________________
Name:
Title:

PURCHASER:

STEEL K, LLC

By:________________________________
Name:
Title:

RECEIPT OF DOWNPAYMENT

AND AGREEMENT OF ESCROW AGENT

Escrow Agent hereby acknowledges the receipt of one (1) fully signed and executed copy of this Agreement.

Upon receipt, the Escrow Agent agrees to hold the Downpayment in for the benefit of Seller and Purchaser and to dispose of the Downpayment in accordance with the terms and provisions of this Agreement.

Ruskin Moscou Faltischek, PC

By:_______________________________
Name: Benjamin Weinstock
Title: Shareholder

EXHIBIT A

Legal Description

ALL that certain plot piece or parcel of land, with the buildings and improvement erected, situate, lying and being at Central Islip, in the Town of Islip, County of Suffolk, State of New York, known and designated as Lots 5, 6 and 7 on a certain map entitled "Map of Tech Park", filed in the Office of the Clerk of Suffolk County, which said map was filed on October 30, 1992 as Map No. 9282, being more particularly bounded and described as follows:

BEGINNING at the point formed by the intersection of the westerly line of North Champlin Drive with the northerly line of North Research Place:

RUNNING THENCE from said point of beginning the following two (2) courses and distances:

l ). South 81 degrees 30 minutes 3.7 seconds West, a distance of 834.82 feet along the northerly line of North Research Place to a point of curve;

2). Southwesterly along a curve to the left having a radius of 283 .00 feet, a distance of 119.02 feet to the division line between Lot 7 and Lot 8 on said map;

THENCE along said division line, the following two (2) courses and distances:

1). North 55 degrees 08 minutes 36 seconds West, 129.29 feet;

2). North 11 degrees 47 minutes 48 seconds West, 348.01 feet to a point on the southerly line of "Map of College Woods Section 2", filed 3/4/91 as Map No. 9071.

THENCE along said southerly line of "Map of College Woods, Section 2", North 72 degrees 54 minutes 33 seconds East, a distance of 1106.21 feet to a point;

THENCE South 39 degrees 24 minutes 19 seconds East, a distance of 136.64 feet to a point on the westerly line of North Champlin Drive;

THENCE along westerly line of North Champlin Drive, the following four (4) courses and distances:

1). South 13 degrees 29 minutes 54 seconds East, a distance of 137.77 feet to point;

2). Along the arc of a curve, bearing to the right having a radius of 975.00 feet, a distance of 85.23 feet to a point;

3). South 08 degrees 29 minutes 23 seconds East, a distance of 148.26 feet to a point;

4). Along the arc of a curve, bearing to the right, having a radius of 25 . 00 feet, a distance of 39.27 feet to the point or place of BEGINNING.

TOGETHER with a non-exclusive easement for ingress and egress, in and over described parcel:

ALL that certain plot, piece or parcel of land, situate, lying and being in Central Islip in the Town of Islip, County of Suffolk and State of New York, being a portion of Lot 4 on a certain map entitled, Map of Tech Park" filed in the Office of the Clerk of the County of Suffolk, filed October 30, 1992 as Map No. 9282, being more particularly bounded and described as follows:

BEGINNING at a point on the westerly side of North Champlin Drive where the same is intersected by the division line between Lot 4 and Lot 5 on said map;

RUNNING THENCE along the westerly side of North Champlin Drive, North 13 degrees, 29 minutes 54 seconds West, 126.66 feet to a point;

THENCE through Lot 4 on said map, South 72 degrees 54 minutes 33 seconds West, 59.82 feet to a point on the division line between Lot 4 and Lot 5 on said map;

THENCE along the division line, South 39 degrees 24 minutes 19 seconds East, 136.64 feet to the point or place of BEGINNING.

Premises commonly known as 555 N Research Place, Central Islip, New York 11722.

EXHIBIT B

Leases and Leasing Brokerage

1.	Leases.

(a)	Lease dated November 23, 2020 (the “Eastside Lease”) by and between the Seller, as landlord, and Elm Freight Handlers Inc., D/B/A Elm Global Logistics, as tenant.

(b)

Lease dated May 31, 2019, as extended by notice of the exercise of the second lease option from tenant Seller dated November 19, 2020, (the “Westside Lease”), by and between Seller, as landlord, and Elm Freight Handlers Inc., D/B/A Elm Global Logistics, as tenant.

2.	Leasing Brokerage

(a)	Brokerage Agreement among Seller, Greiner-Maltz Co. of Long Island LLC, and Ashlind Properties for the Eastside Lease.

(b)	Brokerage Agreement among Seller, Greiner-Maltz Co. of Long Island LLC, and Ashlind Properties for the Westside Lease.

EXHIBIT C

CONSULT YOUR LAWYER BEFORE SIGNING THIS INSTRUMENT - THIS INSTRUMENT SHOULD BE USED BY LAWYERS ONLY.

THIS INDENTURE, made the ____ day of ______, two thousand and twenty-one

BETWEEN

____________________, a New York corporation, having an address at ____________________________ party of the first part, and

______________, a _______________ company, having an address at __________________________________ party of the second part,

WITNESSETH, that the party of the first part, in consideration of ten dollars and other valuable consideration paid by the party of the second part, does hereby grant and release unto the party of the second part, the heirs or successors and assigns of the party of the second part forever,

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the STATE OF NEW YORK, bounded and described more particularly as set forth in Schedule A annexed hereto and made a part hereof;

See SCHEDULE A annexed hereto.

PREMISES known as 555 North Research Place, Central Islip, New York 11722.

TOGETHER with all right, title and interest, if any, of the party of the first part in and to any streets and roads abutting the above described premises to the center of the lines thereof; TOGETHER with the appurtenances and all the estate and rights of the party of the first part in and to the premises, including all development rights, if any; TO HAVE AND TO HOLD the premises herein granted unto the party of the second part, the heirs or successors and assigns of the party of the second part forever.

AND the party of the first part, in compliance with Section 13 of the Lien Law, covenants that the party of the first part will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

The word "party" shall be construed as if it read "parties" whenever the sense of this indenture so requires.

IN WITNESS WHEREOF, the party of the first part has duly executed this deed the day and year first above written.

IN PRESENCE OF:

By:________________________________

STATE OF NEW YORK	)

COUNTY OF ____________	) ss:

On the ____ day of ____________ in the year 2021, before me, the undersigned a notary public in and for said state, personally appeared _________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

_____________________________

Notary Public

STATE OF NEW YORK	)

COUNTY OF ____________	) ss:

On the ____ day of ____________ in the year 2021, before me, the undersigned a notary public in and for said state, personally appeared _________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

_____________________________

Notary Public

BARGAIN AND SALE DEED WITHOUT COVENANTS AGAINST GRANTORS ACTS

TITLE NO.

 ══════════════════════════════════════════════════════

- to -

 ══════════════════════════════════════════════════════

WARD:	RETURN BY MAIL TO:
BLOCK:
LOT:
COUNTY:
TAX BILLING ADDRESS:

Record at the Request of the Title Co.

Schedule A

ALL that certain plot piece or parcel of land, with the buildings and improvement erected, situate, lying and being at Central Islip, in the Town of Islip, County of Suffolk, State of New York, known and designated as Lots 5, 6 and 7 on a certain map entitled "Map of Tech Park", filed in the Office of the Clerk of Suffolk County, which said map was filed on October 30, 1992 as Map No. 9282, being more particularly bounded and described as follows:

BEGINNING at the point formed by the intersection of the westerly line of North Champlin Drive with the northerly line of North Research Place:

RUNNING THENCE from said point of beginning the following two (2) courses and distances:

l ). South 81 degrees 30 minutes 3.7 seconds West, a distance of 834.82 feet along the northerly line of North Research Place to a point of curve;

2). Southwesterly along a curve to the left having a radius of 283 .00 feet, a distance of 119.02 feet to the division line between Lot 7 and Lot 8 on said map;

THENCE along said division line, the following two (2) courses and distances:

1). North 55 degrees 08 minutes 36 seconds West, 129.29 feet;

2). North 11 degrees 47 minutes 48 seconds West, 348.01 feet to a point on the southerly line of "Map of College Woods Section 2", filed 3/4/91 as Map No. 9071.

THENCE along said southerly line of "Map of College Woods, Section 2", North 72 degrees 54 minutes 33 seconds East, a distance of 1106.21 feet to a point;

THENCE South 39 degrees 24 minutes 19 seconds East, a distance of 136.64 feet to a point on the westerly line of North Champlin Drive;

THENCE along westerly line of North Champlin Drive, the following four (4) courses and distances:

1). South 13 degrees 29 minutes 54 seconds East, a distance of 137.77 feet to point;

2). Along the arc of a curve, bearing to the right having a radius of 975.00 feet, a distance of 85.23 feet to a point;

3). South 08 degrees 29 minutes 23 seconds East, a distance of 148.26 feet to a point;

4). Along the arc of a curve, bearing to the right, having a radius of 25 . 00 feet, a distance of 39.27 feet to the point or place of BEGINNING.

TOGETHER with a non-exclusive easement for ingress and egress, in and over described parcel:

ALL that certain plot, piece or parcel of land, situate, lying and being in Central Islip in the Town of Islip, County of Suffolk and State of New York, being a portion of Lot 4 on a certain map entitled, Map of Tech Park" filed in the Office of the Clerk of the County of Suffolk, filed October 30, 1992 as Map No. 9282, being more particularly bounded and described as follows:

BEGINNING at a point on the westerly side of North Champlin Drive where the same is intersected by the division line between Lot 4 and Lot 5 on said map;

RUNNING THENCE along the westerly side of North Champlin Drive, North 13 degrees, 29 minutes 54 seconds West, 126.66 feet to a point;

THENCE through Lot 4 on said map, South 72 degrees 54 minutes 33 seconds West, 59.82 feet to a point on the division line between Lot 4 and Lot 5 on said map;

THENCE along the division line, South 39 degrees 24 minutes 19 seconds East, 136.64 feet to the point or place of BEGINNING.

Premises commonly known as 555 N Research Place, Central Islip, New York 11722.

EXHIBIT D

Form of Assignment Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), dated this ____ day of _________, 2021, is made by and between 555 N RESEARCH CORPORATION (the “Assignor”) and ___________________________________ (the “Assignee”).

WHEREAS, Assignee has this day purchased Assignor’s interest in the real property known as 555 N. Research Place, Central, Islip, NY 11722 (the “Property”); and

WHEREAS, Assignor is landlord under all those certain leases described on Schedule A attached hereto and made a part hereof (“Leases”); and

WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to accept the assignment from Assignor of all of Assignor’s right, title and interest in and to the Leases.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.         Assignor hereby transfers, assigns, conveys and sets over unto Assignee without representation, recourse or warranty of any kind, whether statutory, express or implied, all of Assignor’s right, title and interest in and to the Leases, including, without limitation, all of Assignor’s right, title and interest in and to the rents due thereunder and to the security deposits listed on Schedule A. Assignor acknowledges and agrees that there are no advance rents held by Assignor under the Lease.

2         Assignee hereby accepts the foregoing assignment and agrees to assume, keep, perform and fulfill all of the terms, conditions and obligations which are required to be kept, performed and fulfilled by Assignor under the Leases from and after the date hereof and acknowledges receipt of the security deposits listed on Schedule A.

3.         Assignee agrees to indemnify, protect, hold harmless and defend Assignor from and against any and all claims, demands, liabilities, losses, costs, obligations, injuries, penalties, causes of action, damages, expenses, including, without limitation, reasonable attorneys’ fees, charges and disbursements through all appeals (including, without limitation, reasonable attorneys’ fees and disbursements through all appeals in the collection thereof) asserted against or suffered by Assignor in connection with, related to, arising from, or resulting from, directly or indirectly, the security deposits listed on Schedule A or claims made by Tenants with respect to any failure of Purchaser to perform its obligations arising and/or accruing from and after the date hereof.

Exhibit D - 1

4.         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.         This Assignment may be signed in multiple counterparts which, when taken together and signed by all parties and delivered to any other party hereto, shall constitute a binding Assignment and Assumption between the parties.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above.

ASSIGNOR:

555 N RESEARCH CORPORATION

By: __________________________
Name:
Title:

ASSIGNEE:

[________________]

By: __________________________
Name:
Title:

Schedule A

1.	Lease dated November 23, 2020 (the “Eastside Lease”) by and between the Seller, as landlord, and Elm Freight Handlers Inc., D/B/A Elm Global Logistics, as tenant. Security Deposit $ [$66,666.66]

2.

Lease dated May 31, 2019, as extended by notice of the exercise of the second lease option from tenant Seller dated November 19, 2020, (the “Westside Lease”), by and between Seller, as landlord, and Elm Freight Handlers Inc., D/B/A Elm Global Logistics, as tenant.

Security Deposit $ [$71,250.00]

EXHIBIT E

Form of Notice to Tenants

555 N Research Corporation

355 South Technology Drive

Central Islip, NY 11722

                 ____________, 2021

Elm Freight Handlers, Inc.

DBA Elm Global Logistics

555 N. Research Place

Central Islip, NY 11722

Re:         555 North Research Place, Central Islip, NY 11722

Dear Tenant:

This is to notify you that, today, the referenced property has been acquired by [______________] (“Purchaser”). As of the date hereof, your lease dated ______________, for the EAST SIDE premises, together with your security deposit in the amount of $____________ has been assigned to Purchaser.

You are hereby authorized and directed to make all future rent payments to Purchaser, at ________________________________________________. Any future inquiries regarding your lease should be directed to ____________ at the aforementioned address. Please update the insurance policies carried by you under your lease to delete the current landlord entity and its affiliates, and to add Purchaser as an additional insured thereunder and please deliver certificates evidencing the revised coverage promptly to Purchaser at the aforementioned address.

Very truly yours,

555 N RESEARCH CORPORATION

By: __________________________
Name:
Title:

555 N Research Corporation

355 South Technology Drive

Central Islip, NY 11722

            ____________, 2021

Elm Freight Handlers, Inc.

DBA Elm Global Logistics

555 N. Research Place

Central Islip, NY 11722

Re:         555 North Research Place, Central Islip, NY 11722

Dear Tenant:

This is to notify you that, today, the referenced property has been acquired by [______________] (“Purchaser”). As of the date hereof, your lease dated ______________, for the WEST SIDE premises, together with your security deposit in the amount of $____________ has been assigned to Purchaser.

You are hereby authorized and directed to make all future rent payments to Purchaser, at ________________________________________________. Any future inquiries regarding your lease should be directed to ____________ at the aforementioned address. Please update the insurance policies carried by you under your lease to delete the current landlord entity and its affiliates, and to add Purchaser as an additional insured thereunder and please deliver certificates evidencing the revised coverage promptly to Purchaser at the aforementioned address.

Very truly yours,

555 N RESEARCH CORPORATION

By: __________________________
Name:
Title:

EXHIBIT F

FORM OF OWNER’S CERTIFICATE

File # _______________

Title Certificate made this ______ day of __________, 2021 by 555 N Research Corporation (the “Company”).

1.    The undersigned is the __________ of the Company. The Company is the owner of the premises known as 555 North Reassert Place, Central Islip, NY 11722 (the “Premises”).

2.    No work has been done upon the Premises by or at the request of the Company, which will result in liens against the Premises.

3.    There are no judgments, federal or state tax liens, or other liens, judgments or claims assessed or filed against the Company constituting liens against the Premises.

4.    The Company has no actual knowledge of any proceeding in bankruptcy that is pending by or against the Company in any court.

5.    There no outstanding mortgages made by the Company affecting the Premises except for the mortgage made by the Company to HSBC Bank USA dated November 1, 2017 and recorded on ___________, in Liber _______, Page ______, which is being paid in full by the Company simultaneously with Closing.

6.    The Company is not a wholesaler or retailer of perishable agricultural commodities, produce, poultry, poultry products, livestock or meat products.

7.    As used in this Certificate, the term “actual knowledge” means the actual present knowledge, and not any imputed knowledge, of ________________, without investigation.

8.    The undersigned is executing this Certificate solely in his capacity as _______________ of the Company and shall not have any liability or obligation in connection with this Certificate.

[The balance of this page is intentionally left blank.]

This Certificate is given to _____________ Title Insurance Company this __ day of ____, 2021, knowing that said company will rely on its truthfulness in connection with insuring title to the Premises.

555 N Research Corporation

By: ___________________________

Name:

Title:

EXHIBIT G

Tenant Estoppel Certificate

The undersigned (“Tenant”) hereby certifies to 555 N Research Corporation (“Landlord”) and to any mortgagee or purchaser of the real property commonly known as 555 N. Research Place, Central Islip, New York 11722 (the “Property”), as follows:

(1)    Tenant is the tenant under that certain lease dated November 23, 2020 (the “Lease”), covering an area of +/- 40,0000 square feet on the East Side of the building on the Property (the “Demised Premises”), as more particularly described in the Lease.

(2)    A true, complete and correct copy of the Lease is annexed hereto. Except for the Lease, there are no agreements between Tenant and Landlord in respect of the Demised Premises.

(3)    The Lease has not been amended or modified and is in full force and effect.

(4)     Neither Landlord nor Tenant is in default under the Lease.

(5)    The term of the Lease commenced on January 1, 2021 and will end on June 30, 2022, subject to the following renewal option, unless sooner terminated as provided in the Lease: Tenant has two (2) consecutive options to renew the Lease, each for additional period of one (1) year.

(6)    The amount of the annual base rental currently payable under the Lease is $400,000.00, subject to increase as set forth in the Lease. Tenant has not made any prepayment of rent under the Lease more than one month in advance. All base rent been paid through March 31, 2021.

(7)    A security deposit in the amount of $66,666.66 was paid upon commencement of the Lease.

(8)    Tenant has no option or right of first refusal to purchase the Property or to expand the Demised Premises.

(9)    This Certificate shall inure to the benefit of Landlord, its successors and assigns, and any mortgagee or purchaser of the Property. This Certificate shall not be deemed to alter or modify any of the terms and conditions of the Lease.

(10)    Facsimile and electronic signatures of Tenant, and signatures transmitted in .pdf format, shall be deemed to be original signatures.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed and delivered on this __________ day of __________, 2021.

TENANT:

Elm Freight Handlers Inc.,
D/B/A Elm Global Logistics

By: __________________________________________

STATE OF NEW YORK	)
) ss.:
COUNTY OF ____________	)

On the ____ day of______ 2021 before me, the undersigned, personally appeared ____________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person(s) on behalf of which the individual(s) acted, executed the instrument.

________________________________
Notary Public

Tenant Estoppel Certificate

The undersigned (“Tenant”) hereby certifies to 555 N Research Corporation (“Landlord”) and to any mortgagee or purchaser of the real property commonly known as 555 N. Research Place, Central Islip, New York 11722 (the “Property”), as follows:

(1)    Tenant is the tenant under that certain lease dated May 31, 2019, as extended pursuant to a certain Exercise of Lease Option dated November 19, 2020 (collectively the “Lease”), covering an area of +/- 45,0000 square feet on the West Side of the building on the Property (the “Demised Premises”), as more particularly described in the Lease.

(2)    A true, complete and correct copy of the Lease is annexed hereto. Except for the Lease, there are no agreements between Tenant and Landlord in respect of the Demised Premises.

(3)    The Lease has not been amended or modified and is in full force and effect.

(4)     Neither Landlord nor Tenant is in default under the Lease.

(5)    The term of the Lease commenced on June 1, 2019 and will end on June 30, 2022, subject to the following renewal option, unless sooner terminated as provided in the Lease. Tenant had four (4) consecutive options to renew the Lease, each for additional period of one (1) year (each a “Renewal Option”). Tenant exercised the first two (2) Renewal Options and has two (2) Renewal Options remaining.

(6)    The amount of the annual base rental currently payable under the Lease is $440,325.00, subject to increase as set forth in the Lease. Tenant has not made any prepayment of rent under the Lease more than one month in advance. All base rent been paid through March 31, 2021.

(7)    A security deposit in the amount of $71,250.00 was paid upon commencement of the Lease, and an additional security deposit in the amount of $2,137.50 is now due.

(8)    Tenant has no option or right of first refusal to purchase the Property or to expand the Demised Premises.

(9)    This Certificate shall inure to the benefit of Landlord, its successors and assigns, and any mortgagee or purchaser of the Property. This Certificate shall not be deemed to alter or modify any of the terms and conditions of the Lease.

(10)    Facsimile and electronic signatures of Tenant, and signatures transmitted in .pdf format, shall be deemed to be original signatures.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed and delivered on this _______ day of _______, 2021.

TENANT:
Elm Freight Handlers Inc.,
D/B/A Elm Global Logistics

By: __________________________________________

STATE OF NEW YORK	)
) ss.:
COUNTY OF ____________	)

On the ____ day of _______, 2021 before me, the undersigned, personally appeared ________________________personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person(s) on behalf of which the individual(s) acted, executed the instrument.

________________________________
Notary Public